File No. 024-12608

As filed with the Securities and Exchange Commission on July 2, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated July 2, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Metavesco Inc.

Up to 1,000,000,000 Shares of Common Stock Offered by the Company

Up to 185,000,000 Shares of Common Stock Offered by Selling Shareholders

By this Offering Circular, Metavesco Inc., a Nevada corporation, is offering for sale a maximum of 1,000,000,000 shares of its common stock (the “Company Offered Shares”) at a fixed price of $ [0.0005-0.001] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Company Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Company Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of Company Offered Shares in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Company Offered Shares will not be entitled to a refund and could lose their entire investments.

After the qualification of this offering by the SEC, up to $82,500 of principal amount convertible notes, plus accrued interest thereon (the “Subject Convertible Notes”), will, by their terms, be eligible for conversion into shares of our common stock (the shares of our common stock issued upon conversion of the Subject Convertible Notes are referred to sometimes as the “Conversion Shares” and are also referred to sometimes as the “Selling Shareholder Offered Shares”), at the election of their respective holders (the “Selling Shareholders”), at the offering price for all of the Offered Shares, $[0.0005-0.001] per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes, including accrued interest thereon, will be disclosed. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. A minimum purchase of $5,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares.

This offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Class of Securities Offered and Offering Party	Number of Offered Shares		Price to Public		Commissions(1)	Proceeds to Offeror of Common Stock
Common Stock Offered by Our Company	1,000,000,000	(A)	$	[0.0005-0.001]	$-0-	$1,000,000	(2)
Common Stock Offered by the Selling Shareholders	185,000,000	(B)(3)(4)	$	[0.0005-0.001]	$-0-	$92,500	(5)(6)
Totals	1,185,000,000				$-0-	$1,092,500

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(B)	These securities are being qualified pursuant to subparagraph (A) of Rule 251(d)(3)(i).
(1)

Our company will not pay any commissions for the sale of Company Offered Shares in this Offering. We do not intend to offer and sell the Company Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.

(2)

Does not account for payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Company Offered Shares. We will pay all of the expenses of this offering (other than selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering. (See “Plan of Distribution” and “Selling Shareholders”).

(3)

As of the date of this Offering Circular, none of these shares of common stock has been issued. After the qualification of this offering by the SEC, the Subject Convertible Notes, including accrued interest thereon, will, by their terms, be eligible for conversion into up to 185,000,000 Selling Shareholder Offered Shares, at the election of the respective Selling Shareholders, at the offering price for all of the Offered Shares, $__[0.0005-0.001] per share converted. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of shares of common stock (the Conversion Shares) issued in payment of the Subject Convertible Notes, including interest accrued thereon, to be offered by the Selling Shareholders in this offering will be disclosed. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

(4)

This number of shares was determined by adding the principal amounts of the Subject Convertible Notes, $82,500, and an assumed $10,000 of accrued interest thereon, then dividing that sum, $92,500, by the minimum price in the price range, $0.0005, for a result of 185,000,000 shares.

(5)

Because the Subject Convertible Notes, including accrued interest thereon, may be converted into Conversion Shares at the offering price in this offering, this amount represents the maximum amount that the Selling Shareholders would be able to derive from the sale of all Selling Shareholder Offered Shares.

(6)	We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. (See “Use of Proceeds” and “Selling Shareholders”).

The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Shares” and “Dilution”).

There is no escrow established for the proceeds from sales of the Company Offered Shares in this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter under the symbol “MVCO” in the OTC Pink marketplace of OTC Link. On June 30, 2025, the closing price of our common stock was $0.0008 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series X Preferred Stock (the “Series X Preferred Stock”), which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series X Preferred Stock has, as a class, a number of votes equal to the total number of issued and outstanding shares of our common stock eligible to vote at the time of the respective vote multiplied by 1.041, in all matters requiring shareholder approval.

Ryan Schadel, our Chief Executive Officer, is the owner of all outstanding shares of our Series X Preferred Stock. As the owner of all outstanding shares of Series X Preferred Stock, Mr. Schadel will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution–State Law Exemption and Offerings to Qualified Purchasers” (page 21). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2025.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Metavesco, Inc., a Nevada corporation.

Our Company

The Company was incorporated in the Commonwealth of Virginia on July 13, 1993, and was a closed-end investment company licensed by the Small Business Administration (the “SBA”) as a Small Business Investment Company (“SBIC”). The Company previously made equity investments in and provided loans to small businesses to finance their growth, expansion, and development. Under applicable SBA regulations, the Company was restricted to investing only in qualified small businesses as contemplated by the Small Business Investment Act of 1958. As a registered investment company under the Act, the Company’s investment objective was to provide its shareholders with a high level of income, with capital appreciation as a secondary objective. The Company made its first investment in a small business in October 1996.

1

On March 30, 2010, the SBA notified the Company that its account had been transferred to liquidation status and that the outstanding debentures of $16.1 million-plus accrued interest (the “Debentures”) were due and payable within fifteen days of the date of the letter. The Company did not possess adequate liquid assets to make this payment. The Company negotiated terms of a settlement agreement with the SBA effective September 1, 2010. The Debentures were repurchased by the SBA in September 2010, represented by a Note Agreement between the SBA and the Company. The Note Agreement had a maturity of March 31, 2013. In the event of a default, the SBA had the ability to seek receivership.

On May 24, 2012, the SBA delivered to the Company a notice of an event of default for failure to meet the principal repayment schedule under the Note Agreement (the “Notice”). Under the terms of the Notice and the Note Agreement, the SBA maintained a continuing right to terminate the Note Agreement and appoint a receiver to manage the Company’s assets.

On November 20, 2013, the SBA filed a complaint in the United States District Court for the Eastern District of Virginia (the “District Court”) seeking, among other things, receivership for the Company and judgment in the amount outstanding under the Note Agreement plus continuing interest. The complaint alleged that as of October 31, 2013, there remained an outstanding balance of $11,762,634.58 under the Note Agreement, including interest, which continued to accrue at the rate of $2,021.93 per day. In filing the complaint, the SBA requested that the District Court take exclusive jurisdiction of the Company and all of its assets wherever located and appoint the SBA as permanent receiver of the Company to liquidate all of the Company’s assets and satisfy the claims of its creditors in the order of priority as determined by the District Court.

On May 28, 2014, the District Court entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment (the “Order”). The Order appointed the SBA as receiver of the Company, and the SBA designated Charles Fulford as its principal agent to act on its behalf as the receiver (the “Receiver”). The Order authorized the Receiver to marshal and liquidate all of the Company’s assets in an orderly manner. The Order also served to enter judgment in favor of the United States of America, on behalf of the SBA, against the Company for $11,770,722. Such amount represented $11,700,000 in principal and $70,722 in accrued interest. The District Court assumed jurisdiction over the Company, and the SBA was appointed Receiver effective May 28, 2014.

The Company effectively stopped conducting an active business upon the appointment of the SBA as Receiver and the commencement of the receivership ordered by the District Court (the “Receivership”). Over the course of the Receivership, the activity of the Company was limited to the liquidation of the Company’s assets by the Receiver and the payment of the proceeds therefrom to the SBA and for the expenses of the Receivership.

The SBIC license granted to the Company by the SBA was revoked by the SBA effective March 20, 2017, in conjunction with the entry by the District Court of the Order Approving the Procedures for Winding Up and Terminating the Receivership Estate. On June 28, 2017, the Receivership was terminated pursuant to the entry of a Final Order by the District Court, further discharged all claims and obligations of the Company other than the judgment held by SBA (the “Final Order”). Prior to the Final Order, the Receiver provided notice to all shareholders of the Company. The Receiver also initiated separate contact with the largest shareholders of the Company in an attempt to identify a shareholder willing to assume responsibility for the control of the Company on behalf of the Company’s shareholders. Roran Capital, LLC (“Roran”), was the only shareholder willing to assume such control. As such, at the direction of the Receiver, paragraph 4 of the Final Order specifically stated that “Control of Waterside shall be unconditionally transferred and returned to its shareholders c/o Roran Capital, LLC (“Roran”) upon notification of entry of this Order”. At that time Roran owned 510,000 shares of the Company which represented 2.7% of the issued and outstanding common stock at that time (and owns 42,476,660 shares currently which represents 64.05% of the issued and outstanding shares of the Company at this time). 99% of the equity interests in Roran were at the time, and remain, beneficially owned by Yitzhak Zelmanovitch. At the time of the Final Order, the Company had no assets, and a sole remaining liability owed to the SBA in an amount exceeding $10,000,000.

Upon termination of the Receivership, Roran took possession of all books and records made available to it by the Receiver. The termination of the Receivership, and the termination of the power and authority of the Receiver, left the Company with no Board of Directors and no officers. It was impossible to convene a shareholders meeting as there were no corporate officers or directors to provide (i) notice, or (ii) the administrative oversight required for such a meeting. Roran, in reliance on and in compliance with the Final Order, sought to appoint a new board of directors (the “New Board”). Without a New Board, the Company would be unable to operate as a viable business, and appointment by Roran was the only manner in which the New Board could be constituted.

Roran expended a good faith effort to seek out qualified third parties to serve on the New Board. Because of the liability exposure inherent in serving on the board of a public company, the Company’s lack of financial resources, and the Company’s loss of its SBIC license, Roran was unable to locate any qualified individuals to serve on the New Board and thus appointed Zindel Zelmanovitch, the father of Yitzhak Zelmanovitch, as the sole director and officer of the Company. Zindel is an experienced business person who has previously served as the CEO and director of a public company; thus, although related to the 99% owner of Roran, he has objectively acceptable qualifications to serve in this dual position. Zindel Zelmanovitch has never owned any shares of stock of the Company and has not been compensated for any of his services as a director or officer of the Company to date.

2

In his capacity as the sole director and officer of the Company, Zindel Zelmanovitch considered a variety of options for the Company, including bankruptcy and liquidation, neither of which would have yielded any economic benefit for the Company’s shareholders. Thus, Zindel Zelmanovitch negotiated with Roran to provide a loan or loans to fund reasonable expenses of the Company, on arm’s length terms, so long as progress was being made to reorganize the Company and to identify either (i) a new business to enter into; or, (ii) an active business with which to merge or otherwise acquire, which would benefit from operating as a public entity. The New Board (Zindel Zelmanovitch) has continued to work toward achieving that goal. With no assets and no SBIC license from the SBA, no income, and liabilities in excess of $10,000,000 (which has now been forgiven in full, as stated below), the New Board (Zindel Zelmanovitch) concluded that continuing to operate as a registered investment company was impossible; furthermore, the consistent feedback from third parties with which the New Board has sought to consummate a transaction to commence a new business or acquire or merge a new business into the Company has been that until the Company’s Application Pursuant to Section 8(f) of the Investment Company Act of 1940 for an order declaring that the Company has ceased to be an Investment Company is approved, no such transaction was feasible. On April 22, 2020, the SEC issued an order declaring that the Company had ceased to be an investment company.

Since the entry of the Final Order (June 28, 2017) and the termination of the Receivership, the Company has been maintained for the benefit of its shareholders and pursuant to, and in compliance with, the Final Order. The Company has no assets, and the Company no longer has the SBIC license from the SBA. The Company is no longer operating as a registered investment company under the Investment Company Act. While it would have been possible for the Company to merely dissolve, the Company has instead decided to endeavor to reconstitute itself as a viable business. The Company has engaged and intends to continue to engage, qualified professionals and personnel to bring the Company current in its SEC filings and audits. The Company filed a Form 10-K for the period ending June 30, 2017 and has subsequently timely filed all periodic reports on Forms 10-Q and Forms 10-K.

The Company’s outstanding judgment payable owed to the SBA was purchased by Roran from the SBA in July 2017. As such, all amounts due under the outstanding judgment payable were owed to Roran rather than the SBA. Upon purchase, the Company began to accrue interest that was due under the original terms of the judgment payable. The statutory interest rate was 0.094%. The Company accrued $163,991 in interest on the judgment payable as of March 31, 2019. On May 16, 2019, Roran forgave the entire principal amount and interest due thereon of $10,609,635.

On September 19, 2017, the Company issued a Convertible Promissory Note in an amount up to $150,000 in favor of Roran which was increased to $200,000 on June 17, 2019 and $250,000 on December 13, 2019 (the “Note”), and as of June 30, 2021, $149,838 has been drawn by the Company under the Note (exclusive of accrued interest). The Note was issued pursuant to a Convertible Loan Agreement with Roran (the “Loan Agreement”). All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which was March 19, 2019 and then extended to September 19, 2019 and then June 19, 2020. Roran has agreed to extend the loan and advance additional funds until further negotiations regarding the loan have concluded. Amounts borrowed under the Note bear interest at 12% per annum. Roran has the right to convert all or any portion of the Note into shares of the Company’s common stock at a conversion price equal to 60% of the 20 day trailing lowest share price. The use of proceeds of this loan has been and continues to be the payment by the Company of its reasonable operational expenses payable to third-party service providers (consisting solely of third party expenses such as legal, accounting, transfer agent and edgarization costs, all at the actual cost for such services). The loan is not a senior or a secured instrument.

On April 22, 2020, the SEC issued an order declaring that the Company had ceased to be an investment company.

On June 8, 2020, Roran converted $124,500 principal amount of its promissory note with the Company and $25,500 of accrued and unpaid interest thereon, totaling $150,000, into 41,666,660 shares of Company Common Stock at the stated conversion price per share of $0.0036. The remaining balance due on the promissory note, as of the conversion date, was $104,838 in principal and $19,988 in interest.

On September 2, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between (i) the Company (ii) Ryan Schadel (“Buyer”) and (iii) Roran. Roran agreed to sell to the Buyer 42,476,660 shares of common stock of the Company held by Roran for a total purchase price of $385,000. In conjunction with the SPA, Roran agreed to forgive all amounts due to Roran by the Company totaling $207,644, which is comprised of convertible note payable – related party, accrued interest payable – related party, and advances from related party. The Buyer acquired 42,476,660 shares of the Company’s Common Stock, representing 69.7% of the issued and outstanding shares of Common Stock. As such, the SPA resulted in a change of control of the Company.

Effective November 29, 2021, the Company converted from a Virginia corporation to a Nevada corporation.

On December 15, 2021, the Company filed with the Nevada Secretary of State amended and restated articles of incorporation. The amended and restated articles had the effect of (i) increasing the Company’s authorized common stock to 100 million shares, (ii) increasing the Company’s authorized preferred stock to 20 million shares, and (iii) reducing the par value of each of the Company’s common stock and preferred stock to $0.0001 per share. Common stock and additional paid-in capital for all periods presented in these financial statements have been adjusted retroactively to reflect the reduction in par value.

3

On December 17, 2021, the majority shareholder and board of directors approved an amendment to the amended and restated articles of incorporation that would change the Company’s name from Waterside Capital Corporation to Metavesco, Inc. The name change was cleared by Financial Industry Regulatory Authority (“FINRA”) and was effective June 3, 2022.

In March 2022, the Company commenced operations as a web3 enterprise. The Company generates income as a liquidity provider, via decentralized exchanges such as Uniswap. Additionally, the Company farms tokens via Proof of Stake protocols on decentralized exchanges as well as centralized exchanges including Coinbase exchange. The Company also invests in promising NFT projects and virtual land, primarily on EVM protocols.

On June 12, 2023, the Company entered into a Limited Liability Company Interest Purchase Agreement (the “Purchase Agreement”) with Eddy Rodrigeuz (the “Seller”). The Seller is the sole owner of Boring Brew LLC (“Boring”) and Bored Coffee Lab, LLC (“Bored”). Under the terms of the Purchase Agreement, the Seller sold to the Company, all of the outstanding limited liability company interests in Boring and Bored. The Company paid the Seller total consideration with a fair value of $249,245, paid as follows: (i) $9,245 in cash and (ii) 5,000,000 shares of the Company’s common stock at a fair value of $240,000 ($0.048 per share based on the closing price of the Company common stock on June 12, 2023).

On September 27, 2024, the Company (by and through its subsidiary, Epic Labor, Inc., a Wyoming corporation) entered into an Asset Purchase Agreement (“Agreement”) with Epic Labor Inc., a Georgia corporation (“Seller”), of which our Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder, Ryan Schadel, is the Chief Executive Officer. Under the terms of the Agreement, the Seller sold its customer lists in the markets of Nashville and Knoxville, Tennessee connected to temporary workforce services. In consideration for the customer lists, the Company agreed to pay $88,800 in cash in monthly installment of $7,400 over the next twelve months and assume trade payable liabilities totaling $6,996.

Our Business

We operate in three business sectors:

●	Epic Labor provides staffing solutions known for connecting businesses with top-tier, on-demand temporary workforce services.

●	Bitcoin mining operations at a hosted facility in Kentucky and Iowa.

●	Boring Brew, a web3 startup known for its unique and limited edition coffee bags partners with influential NFT holders to transform their intellectual property into an exquisite collection of specialty coffee. (See “Business”).

Offering Summary

Securities Offered by Our Company	1,000,000,000 shares of common stock, par value $0.001 (the Company Offered Shares).

Offering Price	$ [0.0005-0.001] per Company Offered Share and per Selling Shareholder Offered Share.

Shares Outstanding Before This Offering	3,712,384,860 shares issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	4,897,384,860 shares issued and outstanding, assuming the sale of all of the Company Offered Shares hereunder and the issuance of all 185,000,000 Conversion Shares to the Selling Shareholders.

Minimum Number of Company Offered Shares to Be Sold in This Offering

There is no minimum number of Company Offered Shares to be sold in this offering. A minimum purchase of $5,000 of the Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, is required in this offering; any additional purchase must be in an amount of at least $1,000.

Securities Offered by the Selling Shareholders

After the qualification of this offering by the SEC, up to $82,500 of Subject Convertible Notes, plus accrued interest thereon, will, by their terms, be eligible for conversion into up to 185,000,000 Conversion Shares, at the election of their respective holders (the Selling Shareholders), at the offering price for all of the Offered Shares, $[0.0005-0.001] per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes, including accrued interest thereon, will be disclosed. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

4

Disparate Voting Rights	Our outstanding shares of Series X Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series X Preferred Stock has the following voting rights: The Series X Preferred Stock has, as a class, a number of votes equal to the total number of issued and outstanding shares of our common stock eligible to vote at the time of the respective vote multiplied by 1.041, in all matters requiring shareholder approval. Ryan Schadel, our Chief Executive Officer, is the owner of all outstanding shares of our Series X Preferred Stock. As the owner of all outstanding shares of Series X Preferred Stock, Mr. Schadel will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Investor Suitability Standards	The Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “MVCO” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the cash proceeds of this offering for inventory, marketing and advertising, trade shows, product development, store expansion, warehouse expense, payroll and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares).

Corporate Information	Our principal executive offices are located at 410 Peachtree Parkway, Suite 4245, Cumming, Georgia 30041; our telephone number is (678) 341-5898; our corporate website is located at www.metavesco.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

[Note: References in this Risk Factors section to “Offered Shares” include the Company Offered Shares and the Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

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Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the six months ended December 31, 2024 and 2023, we incurred a net loss of $384,977 (unaudited) and $249,093 (unaudited), respectively, and, as of December 31, 2024, we had an accumulated deficit of $20,600,663 (unaudited). For the years ended June 30, 2024 and 2023, we incurred a net loss of $596,639 (unaudited) and $572,845 (unaudited), respectively, and, as of June 30, 2024, we had an accumulated deficit of $20,215,686 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our growth strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. We have never earned a profit and an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

-	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
-	our ability to execute our business strategies;
-	our ability to manage our expansion, growth and operating expenses;
-	our ability to finance our business;
-	our ability to compete and succeed in highly competitive industries; and
-	future geopolitical events and economic crisis.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our temporary workforce services business model. We are unable to offer assurance that we will be successful in expanding our temporary workforce services business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of Chief Executive Officer; the loss of this executive officer could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Ryan Schadel. The loss of service of Mr. Schadel, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreements with Mr. Schadel. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

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None of our business strategies is not based on independent market studies. We have not commissioned any independent market studies with respect to the temporary workforce services industry. Rather, our plans for implementing our business and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Staffing Business

Our results of operations have been and may in the future be materially adversely affected by volatile, negative or uncertain economic conditions. Our business is sensitive to changes in macroeconomic conditions. Our profitability is sensitive to decreases in demand. When demand drops or remains low, our operating profit is impacted unfavorably as we experience a deleveraging of our selling and administrative expense base as expenses do not decline as quickly as revenues. In periods of decline, we may not be able to reduce selling and administrative expenses without negatively impacting the long-term potential of our network. Additionally, some clients may slow the rate at which they pay us or become unable to pay their obligations, which may cause our cash flow and profitability to suffer.

Even without uncertainty and volatility, it is difficult for us to forecast future demand for our services due to the inherent difficulty in forecasting the direction and strength of economic cycles, and the short-term nature of many of our staffing assignments. When it is difficult for us to accurately forecast future demand, we may not be able to determine the optimal level of personnel and office investments necessary to profitably operate our business or take advantage of growth opportunities.

We may lack the ability to respond to the needs of our clients. There is a risk we may not be able to respond to the needs of our clients, whose needs may change rapidly as their businesses and industries evolve. The lack of size and breadth of our company may make it difficult for us to effectively manage our resources, to drive service improvements and to provide coordinated solutions to our clients who require our services in multiple locations. If we are not effective at anticipating or meeting the widely ranging needs of our current and prospective clients, or our competitors are more agile or effective at doing so, our business and financial results could be materially adversely affected.

The employment services industry is highly competitive with limited barriers to entry, which could limit our ability to maintain or increase our market share or profitability. The employment services industry is highly competitive with limited barriers to entry, and in recent years has undergone significant consolidation. We compete against full-service and specialized employment services agencies. Several of our competitors have very substantial marketing and financial resources and may be better positioned in markets. Portions of our industry may become increasingly commoditized, with the result that competition in key areas could become more focused on pricing. We expect that we will continue to experience pressure on price from competitors and clients. There is a risk that we will not compete effectively, including on price, which could limit our ability to maintain or increase our market share and could materially adversely affect our financial results. This may worsen as clients increasingly take advantage of low-cost alternatives including using their own in-house resources rather than engaging a third party.

We could incur liabilities or suffer reputational damage from a cyberattack or improper disclosure or loss of personal or confidential data, and our use of data is subject to complex and ever-changing privacy and cybersecurity legal requirements that could negatively impact our business or subject us to claims and/or fines for non-compliance. In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment data, about our employees, clients, associates and candidates, a portion of which is personal data and/or confidential data. We expect our use of data to increase, including through the use of analytics, artificial intelligence (AI) and machine learning (ML). In engaging in these data-related activities, we rely on our own technology systems and software, and those of third-party vendors we use for a variety of processes, including, but not limited to cloud-based technology and systems, mobile technologies and social media. Unauthorized access to, disclosure, modification, use or loss of personal data and/or confidential data may occur through a variety of methods. These include, but are not limited to, ransomware, systems failure, employee negligence or malfeasance, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees, vendors or third parties, including a cyberattack by hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy supply chain interruptions, social engineering attacks, viruses, worms or other malicious software programs, or obtain credentials to our systems through other unrelated cyberattacks.

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An incident involving disclosure, system failure, data modification, loss or security breach could harm our reputation and subject us to significant monetary damages or losses, litigation, negative publicity, regulatory enforcement actions, fines, criminal prosecution, as well as liability under our contracts and laws that protect personal and/or confidential data, resulting in increased costs or loss of revenues. Cybersecurity threats continue to increase in frequency and sophistication, thereby increasing the difficulty of detecting and defending against them. In the past, we have experienced data security breaches resulting from unauthorized access to our systems and other fraudulent activities, such as social engineering, which to date have not had a material impact on our operations or financial results. We regularly engage an independent external security firm to assess our defenses to a potential cyberattack, and these assessments may uncover new or additional vulnerabilities and weaknesses that could lead to a compromise of our systems and/or a loss of personal data. In a recent evaluation, vulnerabilities were identified that could facilitate or contribute to a security incident involving personal data. The assessment firm was able to penetrate defensive protections adopted by us, as well as protections that we obtain from third party providers. We are prioritizing the resolution of security gaps that could lead to a loss of personal data or to other damage. Despite our efforts to identify and address vulnerabilities in our systems, vulnerabilities in software products used by us are disclosed by our software providers on a daily basis, and attackers grow continuously more sophisticated in their attack methods, making it impossible to give assurance that our cybersecurity efforts will be successful.

There is a risk that our and our third-party vendors’ preventative security controls and practices will be inadequate to prevent unauthorized access to, disclosure of, or loss of personal and/or confidential data, or fraudulent activity, especially given that third party attacks have become more common. In the past, our data has been exposed due to data security breaches at our third-party vendors, but to date none of these incidents have had a material impact on our operations or financial results. Any such future events, such as unauthorized access or fraudulent activity with our third parties could have a material adverse effect on our business and financial results.

A loss or reduction in revenues from large client accounts could have a material adverse effect on our business. Our client mix consists of both small- and medium-sized businesses, which are based upon a local relationship with a market. The deterioration of the financial condition or business prospects of our clients, as a group, or a change in their strategy around the use of our services, could reduce their need for our services and result in a significant decrease in the revenues and earnings we derive from them. A loss or reduction in revenues from any of our clients could have a material adverse effect on our business.

Intense competition may limit our ability to attract, train and retain the qualified personnel necessary for us to meet our clients’ staffing needs. Our business depends on our ability to attract and retain qualified associates who possess the skills and experience necessary to meet the requirements of our clients. Currently, we are experiencing a tight labor market, with historically low levels of unemployment, and there is a risk that we may be unable to meet our clients’ requirements in identifying an adequate number of associates. We must continually evaluate and upgrade our base of available qualified personnel through recruiting and training programs to keep pace with changing client needs and emerging technologies. This is especially acute for individuals with IT and other technology skills, as competition for such individuals with proven professional skills is intense, and we expect demand for such individuals to remain very strong for the foreseeable future. Qualified personnel may not be available to us in sufficient numbers and on terms of employment acceptable to us. If we fail to recruit, train and retain qualified associates who meet the needs of our clients, our reputation, business and financial results could be materially adversely affected.

Changes in sentiment toward the staffing industry could affect the marketplace for our services. From time to time, the staffing industry has come under criticism from unions, works councils, regulatory agencies and other constituents that maintain that labor and employment protections, such as wage and benefits regulations, are subverted when clients use contingent staffing services. Our business is dependent on the continued acceptance of contingent staffing arrangements as a source of flexible labor for our clients. If attitudes or business practices in some locations change due to pressure from organized labor, political groups or regulatory agencies, it could have a material adverse effect on our business, results of operations and financial condition.

Our results of operations and ability to grow could be materially negatively affected if we cannot successfully keep pace with technological changes in the development and implementation of our services and solutions. Our success depends on our ability to keep pace with rapid technological changes in the development and implementation of our services and solutions. For example, rapid changes in the use of artificial intelligence and robotics are having a significant impact on some of the industries we serve and could have significant and unforeseen consequences for the workforce services industry and for our business. There is a risk that these, or other developments, could result in significant rapid disruption to our business model, and that we will be unprepared to compete effectively.

Additionally, our business is reliant on a variety of technologies, including those which support applicant on-boarding and tracking systems, order management, billing, payroll, and client data analytics. There is a risk we will not sufficiently invest in technology or industry developments, or evolve our business with the right strategic investments, or at sufficient speed and scale, to adapt to changes in our marketplace. Similarly, from time to time we make strategic commitments to particular technologies to recruit, manage or analyze our workforce or support our business, and there is a risk they will be unsuccessful. These and similar risks could have a negative effect on our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage in the marketplace.

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Our acquisition strategy may be unsuccessful and may introduce unexpected costs. While we currently have not agreement for an acquisition, we make additional acquisitions of other companies or operating assets. These activities involve significant strategic and operational risks, including:

●	they may fail to achieve our strategic objectives or fail to meet our performance expectations, including as a result of challenges integrating the acquired company and assimilating their corporate culture;
●	over-valuation by us of any companies or assets that we acquire;
●	we may have difficulties integrating the operations, leadership, personnel, financial reporting, services or other functions of acquired companies;
●	we may experience disputes that arise with the sellers;
●	we may fail to effectively monitor compliance with corporate policies as well as regulatory requirements;
●	we may face unanticipated risks and liabilities in connection with the acquired company’s operations;
●	we may obtain insufficient indemnification from the selling parties for liabilities incurred by the acquired companies prior to the acquisitions; and
●	acquisition transactions, and the integration of acquired entities, may result in a diversion of our management’s attention from other business concerns.

These risks could have a material adverse effect on our business because they may result in substantial costs to us and disrupt our business. The integration of prior acquisitions, as well as entry into future acquisition transactions, could materially adversely affect our business, financial condition, results of operations and liquidity. We could also incur impairment losses on goodwill and intangible assets with an indefinite life or restructuring charges as a result of acquisitions we make.

We may be exposed to legal claims, including employment-related claims that could materially adversely affect our business, financial condition and results of operations. We are subject to a wide variety of potential litigation and other legal claims that arise in the ordinary course of our business. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some, or all of these legal disputes may result in materially adverse monetary damages, fines, penalties or injunctive relief against us.

We are in the business of employing people and placing them in the workplaces of other businesses. Risks relating to these activities could include possible claims of or relating to:

●	discrimination or harassment;
●	employee pay, including wage and hour requirements;
●	wrongful termination or retaliation;
●	actions or inactions of our workers, including matters for which we may have to indemnify a client;
●	laws governing employment screening and privacy;
●	classification of workers as employees or independent contractors;
●	employment of undocumented or illegal workers;
●	issues relating to health and safety, including workers’ compensation;
●	employee benefits, including leave and healthcare coverage;
●	errors and omissions relating to the performance of professional roles such as IT professionals, accountants, engineers and the like; and
●	our workers’ misuse of proprietary information, misappropriation of funds, other criminal activity or torts or other similar claims.

We may incur fines and other losses or negative publicity with respect to the above risks. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to our management team and costly and could have a negative impact on our business regardless of the merits of the claim.

We cannot be certain our insurance will be sufficient in amount or scope to cover all claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our results of operations, financial position and cash flows. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, if at all, or that the companies from which we have obtained insurance will be able to pay claims we make under such policies.

Our future success depends upon brand awareness and the effectiveness of our marketing programs. Our future success depends upon our ability to effectively define, evolve and promote our services. In order to achieve and maintain desirable recognition, we will need to invest in the development of our brands. Certain external costs may be subject to price fluctuations, such as increases in the cost of mailing or advertising on the internet. We can provide no assurance that the marketing strategies we implement and the investments we make will be successful in building significant brand awareness or attracting new customers.

Risks Related to Our Bitcoin Mining Business

There are significant risk factors relating to our Bitcoin mining business plan.

●	Extreme volatility of trading prices that many digital assets, including Bitcoin, have experienced in recent periods and may continue to experience, could have a material adverse effect on our operations;

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●	Our success is dependent on the acceptance of Bitcoin which represent a new and rapidly evolving industry;
●	Bitcoin may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of Bitcoin;
●	Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, including Bitcoin, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;
●	The value of our common stock, including the Offered Shares, could relate directly to the value of Bitcoin we are able to mine and sell, the value of which may be highly volatile and subject to fluctuations;
●	The unregulated nature and lack of transparency surrounding the operations of digital asset exchanges may adversely affect the value of Bitcoin and, consequently, the value of our common stock, including the Offered Shares;
●	Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of our common stock or restrict the use of Bitcoin, mining activity or the operation of the Bitcoin Network in a manner that adversely affects the value of our common stock, including the Offered Shares;
●	A determination that Bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and, thus, the value of our common stock, including the Offered Shares;
●	Changes in the policies of the SEC could adversely impact the value of our common stock, including the Offered Shares;
●	Regulatory changes or other events in foreign jurisdictions may affect the value of our common stock or restrict the use of Bitcoin, mining activity or the operation of the Bitcoin Network in a manner that adversely affects the value of our common stock, including the Offered Shares;
●	Regulatory changes or interpretations could obligate our company to register and comply with new regulations, to the economic detriment of our company; and
●	We rely on third party service providers to perform certain functions essential to the affairs of our company, including the co-location and administration of our Bitcoin miners and the replacement of such service providers could pose a challenge to the safekeeping of our mined Bitcoin and to the operations of our company overall.

The trading prices of Bitcoin have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of Bitcoin, could have a material adverse effect on the value of our common stock, including the Offered Shares, including the loss of all or substantially all of their value. The trading prices of Bitcoin have experienced extreme volatility in recent periods and may continue to do so. Declines in the trading prices of Bitcoin could have a detrimental impact on our operating results and could impair our ability to pay dividends to our shareholders.

Extreme volatility in the future, including further declines in the trading prices of Bitcoin, could have a material adverse effect on the value of our common stock and our common stock could lose all or substantially all of its value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Bitcoin and other digital assets, including a depreciation in value.

Digital assets, such as Bitcoin, were only introduced within the past decade, and the medium-to-long term value of our common stock is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets. Digital assets, such as Bitcoin, were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Memorandum.

Digital assets represent a new and rapidly evolving industry, and the value of our common stock and the amount of funds available to pay dividends depends on the acceptance of Bitcoin. The Bitcoin Network was first launched in 2009 and Bitcoins were the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate.

Changes in the governance of Bitcoin may not receive sufficient support from users and miners, which may negatively affect the Bitcoin Network’s ability to grow and respond to challenges. The governance of decentralized networks, such as the Bitcoin Network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin Network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners adopt amendments to the Bitcoin Network based on the proposals of such core developers, the Bitcoin Network will be subject to new protocols that may adversely affect the value of Bitcoin.

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The Bitcoin Network may face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful. Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and sharding. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Sharding can increase the scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validating of transactions. The Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for Bitcoin (e.g., micropayments), and could reduce demand for, and the price of, Bitcoin, which could adversely impact the value of our common stock. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of our common stock.

Bitcoin may have concentrated ownership and large sales or distributions by holders of Bitcoin could have an adverse effect on the market price of Bitcoin. As of December 31, 2024, the largest 100 Bitcoin wallets held approximately 15.6% of the Bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Bitcoin and on the market price of our common stock.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of our common stock, including the Offered Shares, or the ability of our company to operate. Although there are no known reports of malicious activity on, or control of, the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of our common stock.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power on the Bitcoin Network in this manner will remain heightened.

A temporary or permanent “fork” or a “clone” could adversely affect our company and reduce the value of our common stock, including the Offered Shares. The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of Bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Bitcoin running in parallel, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork.

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Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Cash, Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of our common stock.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork which could adversely affect the value of our common stock. A clone may also adversely affect the price of Bitcoin at the time of announcement or adoption.

A future fork in or clone of the Bitcoin Network could adversely affect the value of our common stock, including the Offered Shares, or the ability of our company to operate.

The value of our common stock, including the Offered Shares, may, in the future, relate directly to the value of Bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors. The value of our common stock may, in the future, relate directly to the value of the Bitcoins mined, held and sold by our company and fluctuations in the price of Bitcoin could adversely affect the value of our common stock, including the Offered Shares. The market price of Bitcoin may be highly volatile, and subject to a number of factors, including:

●	An increase in the global Bitcoin supply;
●	Manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;
●	The adoption of Bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network;
●	Forks in the Bitcoin Network;
●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Bitcoin, and digital asset exchange rates;
●	Consumer preferences and perceptions of Bitcoin specifically and digital assets generally;
●	Fiat currency withdrawal and deposit policies on digital asset exchanges;
●	The liquidity of digital asset markets and any increase or decrease in trading volume on digital asset markets;
●	Investment and trading activities of large investors that invest directly or indirectly in Bitcoin;
●	An active derivatives market for Bitcoin or for digital assets generally;
●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Bitcoin as a form of payment or the purchase of Bitcoin on the digital asset markets;
●	Global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

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●	Fees associated with processing a Bitcoin transaction and the speed at which Bitcoin transactions are settled;
●	Interruptions in service from or closures or failures of major digital asset exchanges;
●	Decreased confidence in digital asset exchanges due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges;
●	Increased competition from other forms of digital assets or payment services; and
●	Our company’s own mining and dispositions of Bitcoin, since there is no limit on the number of Bitcoin that we may acquire.

In addition, there is no assurance that Bitcoin will maintain its value in the long or intermediate term. In the event that the price of Bitcoin declines, it is possible that the value of our common stock would also decline. However, no predictions can be made, in this regard.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, business failures, security failures or operational problems, which may adversely affect the value of Bitcoin and, consequently, the value of the Offered Shares. Digital asset exchanges are relatively new and, in many ways, unregulated. While many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Furthermore, while digital asset exchanges are and may continue to be subject to federal and state licensing requirements in the United States, digital asset exchanges do not appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

Competition from the emergence or growth of other digital assets or methods of investing in Bitcoin could have a negative impact on the price of Bitcoin and adversely affect the value of our common stock. Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, Bitcoin was the largest digital asset by market capitalization, as tracked by CoinMarketCap.com, and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $3.25 trillion (including the approximately $1.85 trillion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect the value of our common stock, including the Offered Shares.

Risks Related to Our Specialty Coffee and Beverages Business

Our specialty coffee and beverage products business strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to the beverage industry, in general, and the coffee industry, in particular. Rather, our plans for implementing our business and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Online store features could fail to attract new customers, retain existing customers, or generate revenue. Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform is only in its beginning stages and it has not begun to generate revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;
●	Inability to convince potential customers to shop at our online store;
●	A decrease or perceived decrease in the quality of products at our online store;
●	An increase in content that is irrelevant to our users;
●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;
●	An increase in the level of advertisements may discourage user engagement;
●	A rise in safety or privacy concerns; and
●	An increase in the level of spam or undesired content on the network.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

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Introduction of new products by competitors could harm our competitive position and results of operations. The markets for our products are characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. In particular, we face the risk that there exist minimal barriers to the entry of competitors into the market segment.

Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If we fail to maintain a positive reputation with consumers concerning our products, we may not be able to develop loyalty to our products, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing loyalty to our products. To the extent our products are perceived as low quality or otherwise not compelling to potential customers, our ability to establish and maintain a positive reputation and product loyalty may be adversely impacted.

We may not be able to compete effectively in our intended markets. None of our products enjoys name recognition and many of our competitors possess substantially greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to establish our business and compete successfully in this environment.

Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition. We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our products as well as similar or other products distributed and sold by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to our products’ markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition.

We are subject to payment processing risk. All purchases of our specialty coffee and beverage products are made online by customers using credit/debit cards. For the foreseeable future, we intend to rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack. The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

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If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which could negatively affect our business and operating results. In the ordinary course of our business, we receive, process, transmit and store information relating to identifiable individuals (“personal data”), primarily employees, former employees and consumers with whom we interact. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject our company to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines and/or criminal prosecution, all of which could negatively affect our business and operating results.

If our third-party service providers and business partners do not satisfactorily fulfill their commitments and responsibilities, our financial results could suffer. In the conduct of our business, we rely on relationships with third parties, including cloud data storage and other information technology service providers, suppliers, distributors, contractors, joint venture partners and other external business partners, for certain functions or for services in support of key portions of our operations. These third-party service providers and business partners are subject to similar risks as we are relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory and market risks of their own. Our third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed-upon terms. In addition, while we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk. If we are unable to effectively manage our third-party relationships, or for any reason our third-party service providers or business partners fail to fulfill their commitments and responsibilities, our financial results could suffer.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

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The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Offered Shares

The outstanding shares of Series X Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer, Ryan Schadel, owns 100% of the outstanding shares of our Series X Preferred Stock. Each share of Series X Preferred Stock has a number of votes equal to the total number of issued and outstanding shares of our common stock eligible to vote at the time of the respective vote multiplied by 1.041, in all matters requiring shareholder approval. Mr. Schadel will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Series A Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding shares of our Series A Preferred Stock are convertible, at any time, into a total of two billion shares of our common stock. At such time as these shares of Series A Preferred Stock may be converted into shares of common stock, holders of our common stock, including the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares), will incur significant dilution in their ownership of our company. The effect of the conversion rights of the Series A Preferred Stock is that, were all such shares be converted, the then-holder(s) of the Series A Preferred Stock, as a group, would be issued a number of shares of common stock equal to approximately 33% of the issued and outstanding shares of all of our capital stock, as measured after such conversion. We are unable to predict the effect that any such conversion event would have on the market price of our common stock. (See “Dilution”).

We are selling this offering on a best-efforts basis and may be unable to sell any Company Offered Shares. This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Company Offered Shares through the efforts of our executive officers and directors, who will receive no commissions. There is no guarantee that our executive officers and directors or any other person will be able to sell any of the Company Offered Shares. None of our executive officers and directors has any experience conducting a best-efforts offering. (See “Plan of Distribution”).

There is no minimum offering beyond the $5,000 minimum subscription amount, and no person has committed to purchase any of the Company Offered Shares. We have not established a minimum offering hereunder beyond the $5,000 minimum subscription amount for the Company Offered Shares, which means that we will be able to accept even a nominal amount of proceeds from such sales, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Company Offered Shares or that we will sell enough of the Company Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Company Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares). Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares).

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

-	quarterly variations in our operating results;
-	operating results that vary from the expectations of investors;
-	changes in expectations as to our future financial performance, including financial estimates by investors;
-	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
-	changes in our capital structure;
-	announcements of innovations or new services by us or our competitors;
-	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
-	lack of success in the expansion of our business operations;
-	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
-	additions or departures of key personnel;
-	asset impairment;
-	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Ownership Dilution

[Note: References in this Ownership Dilution section to “Offered Shares” include the Company Offered Shares and the Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series A Preferred Stock into at a total of two billion shares of our common stock. By the terms of the Series A Preferred Stock, no conversion may be made that would cause the converting party’s ownership of our common stock to exceed 9.9%. However, the conversion of the share of Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities—Series A Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

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Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Company Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Company Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Company Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2024, was $(303,193) (unaudited), or, based on 3,712,384,860 shares of our common stock outstanding (which gives effect to the cancellation of 3,759,829,140 shares of our common stock that occurred after December 31, 2024), $(0.0002) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

Based 3,712,384,860 shares of our common stock outstanding (which gives effect to the cancellation of 3,759,829,140 shares of our common stock that occurred after December 31, 2024) at December 31, 2024, the tables below illustrate the dilution to purchasers of Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.001.

Assuming the Sale of 100% of the Company Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.00020)
Increase in net tangible book value per share after giving effect to this offering	$0.00035
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$0.00015
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.00085

Assuming the Sale of 75% of the Company Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.00020)
Increase in net tangible book value per share after giving effect to this offering	$0.00030
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$0.00010
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.00090

Assuming the Sale of 50% of the Company Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.00020)
Increase in net tangible book value per share after giving effect to this offering	$0.00025
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$0.00005
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.00095

Assuming the Sale of 25% of the Company Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.00020)
Increase in net tangible book value per share after giving effect to this offering	$0.00019
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$(0.00001)
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.00101

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Company Offered Shares at a per share price of $0.0075. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares in this offering.

	Assumed Percentage of Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	250,000,000	500,000,000	750,000,000	1,000,000,000
Gross proceeds	$250,000	$500,000	$750,000	$1,000,000
Offering expenses(1)	25,000	25,000	25,000	25,000
Net proceeds	$225,000	$475,000	$725,000	$975,000

______________________

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

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The table below sets forth the proceeds we would derive from the sale of assuming the sale of 25%, 50%, 75% and 100% of the Company Offered Shares at a per share price of $0.001, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $25,000. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Company Offered Shares Sold in This Offering(1)
	25%	50%	75%	100%
Staffing Client Acquisition	$60,000	$170,000	$300,000	$400,000
Working Capital	165,000	305,000	425,000	575,000
Total	$225,000	$475,000	$725,000	$975,000

(1)	The Subject Convertible Notes were issued, as follows:

(a)

On March 21, 2025, we issued a $65,000 principal amount convertible promissory note to Pinnacle Consulting Services, Inc., that bears interest at 8% per annum, is due on September 21, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in consideration of a $50,000 loan. The proceeds of this loan were used for general corporate purposes. (See “Plan of Distribution” and “Selling Shareholders”).

(b)

On March 18, 2025, we issued a $17,500 principal amount convertible promissory note (amended June 30, 2025) to NLF Support Services, LLC, a wholly-owned services subsidiary of our legal counsel, Newlan Law Firm, PLLC, that bears interest at 8% per annum, is due on March 18, 2026, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of legal services. (See “Plan of Distribution” and “Selling Shareholders”)

(See “Plan of Distribution” and “Selling Shareholders”)

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the beverage industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,000,000,000 Company Offered Shares on a best-efforts basis, at a fixed price of $ [0.0005-0.001] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

In addition, the Selling Shareholders are offering up to 185,000,000 Selling Shareholder Offered Shares. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. We will pay all of the expenses of the offering (other than the discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Selling Shareholders”).

Beyond the $5,000 minimum subscription amount described below, there is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Company Offered Shares in this offering through the efforts of our Chief Executive Officer, Ryan Schadel. Mr. Schadel will not receive any compensation for offering or selling the Company Offered Shares. We believe that Mr. Schadel is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Schadel:

-	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
-	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
-	is not an associated person of a broker or dealer; and
-	meets the conditions of the following:
-	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
-	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Company Offered Shares effected by the broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Company Offered Shares in this offering, please submit a request for information by e-mail to Mr. Schadel at: rschadel@metavesco.com; all relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on our website at www.metavesco.com, as well as on the SEC’s website, www.sec.gov.

Thereafter, should you decide to subscribe for Company Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement via e-mail to: rschadel@metavesco.com; and

●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; and the reputation of the subscriber and its affiliates within the securities industry.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Company Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Company Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Company Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan initially to qualify the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) in Colorado, Connecticut, Delaware, Georgia, Puerto Rico and New York, and it is possible that we would determine to qualify Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) in all states. In the case of each state in which Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) are offered and sold, we will qualify the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) for sale with the applicable state securities regulatory body or the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) will be offered and sold pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our company’s offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Company Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

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Investor Suitability Standards. The Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares.

Transferability of the Offered Shares

The Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

SELLING SHAREHOLDERS

After the qualification of this offering by the SEC, a total of $82,500 of principal amount convertible notes (the Subject Convertible Notes), plus accrued interest thereon of up to $10,000, will, by their terms, be eligible for conversion into the Conversion Shares (the Selling Shareholder Offered Shares), at the election of their holders, at the offering price for all of the Offered Shares, $__[0.0005-0.001] per share. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes, including accrued interest thereon of up to $10,000, will be disclosed.

The shareholders named in the table below are the “Selling Shareholders.” The Selling Shareholders intend to sell up to 185,000,000 Selling Shareholder Offered Shares at the offering price for all of the Offered Shares, $__[0.0005-0.001] per share. The Selling Shareholders are third parties. Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders.

We will pay all of the expenses of this offering (other than the selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering.

The Selling Shareholders intend to sell the Selling Shareholder Offered Shares at the fixed offering price of $[0.0005-0.001] per share in market transactions or in negotiated private transactions. The Selling Shareholders may be deemed to be “underwriters” of the shares of our common stock offered by the Selling Shareholders in this offering. In this regard, each of the Selling Shareholders intends to deliver to a purchaser this Offering Circular before or with the sale of Selling Shareholder Offered Shares. It is expected that, in sales of Selling Shareholder Offered Shares in market transactions, if any, this Offering Circular would be delivered in digital format with the relevant sale confirmation.

A minimum purchase of $5,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000.

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		Prior to this Offering			After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned(1)	% Beneficially Owned (2)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares Beneficially Owned	% Beneficially Owned (3)
Pinnacle Consulting Services, Inc.(4)	None	86,666,667	2.22%	86,666,667	0	0%
Newlan Support Services, LLC(5)	See Note 5	23,333,333	*	23,333,333	0	0%

*	Less than 1%
(1)	None of these shares has been issued, but underlie the Subject Convertible Notes. Rather, the share numbers in this column are estimates of the number of Conversion Shares that each listed holder may acquire from our company. Following each issuance of Conversion Shares (Selling Shareholder Offered Shares), we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Notes, including accrued interest thereon of up to $10,000, will be disclosed.
(2)	Based on 3,897,384,860 shares outstanding, assuming the issuance of 185,000,000 Conversion Shares, before this offering.
(3)	Based on 4,897,384,860 shares outstanding, assuming the sale of all of the Company Offered Shares and the issuance and subsequent sale of 185,000,000 Conversion Shares, after this offering.
(4)	Robert L. Hymers III is the owner of this entity. The address of this Selling Shareholder is 3604 520 S. Grand Avenue, Suite 320 Los Angeles, California 90071.
(5)	This entity is a wholly-owned services subsidiary of our legal counsel, Newlan Law Firm, PLLC, the Managing Member of which is Eric Newlan. The address of this Selling Shareholder is 13680 CR 306, Buena Vista, Colorado 81211.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 15,000,000,000 shares of common stock, $.0001 par value per share; and (b) 20,000,000 shares of Preferred Stock, $.0001 par value per share, (1) 100 of which have been designated Series A Convertible Preferred Stock and (2) 51 of which has been designated Series X Preferred Stock.

As of the date of this Offering Circular, there were (x) 3,712,384,860 shares of our common stock issued and outstanding held by approximately 33 holders of record; (y) 20 shares of Series A Convertible Preferred Stock issued and outstanding held by two holders of record; and (z) 51 shares of Series X Preferred Stock issued and outstanding held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Further, the outstanding shares of Series X Preferred Stock is beneficially owned by our Chief Executive Officer, Ryan Schadel. Mr. Schadel, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock has a stated value of $50,000 and is convertible into 100,000 shares of our common stock, subject to a 9.99% equity blocker provision. The Series A Convertible Preferred Stock has no voting rights are not entitled to receive dividends or distributions.

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Series X Preferred Stock

Each share of Series X Preferred Stock has a number of votes equal to (a) (1) the total number of issued and outstanding shares of our common stock eligible to vote at the time of the respective vote, multiplied by (2) 1.041; divided by (b) 51, and thereafter rounded to the nearest whole vote per share of Series X Preferred Stock. The shares of Series X Preferred Stock have no rights of conversion and are not entitled to receive dividends or distributions. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Computershare U.S. as the transfer agent for our common stock. Computershare U.S.’s website is located at: www.computershare.com No information found on Computershare U.S.’s website is part of this Offering Circular.

BUSINESS

History

The Company was incorporated in the Commonwealth of Virginia on July 13, 1993, and was a closed-end investment company licensed by the Small Business Administration (the “SBA”) as a Small Business Investment Company (“SBIC”). The Company previously made equity investments in and provided loans to small businesses to finance their growth, expansion, and development. Under applicable SBA regulations, the Company was restricted to investing only in qualified small businesses as contemplated by the Small Business Investment Act of 1958. As a registered investment company under the Act, the Company’s investment objective was to provide its shareholders with a high level of income, with capital appreciation as a secondary objective. The Company made its first investment in a small business in October 1996.

On March 30, 2010, the SBA notified the Company that its account had been transferred to liquidation status and that the outstanding debentures of $16.1 million-plus accrued interest (the “Debentures”) were due and payable within fifteen days of the date of the letter. The Company did not possess adequate liquid assets to make this payment. The Company negotiated terms of a settlement agreement with the SBA effective September 1, 2010. The Debentures were repurchased by the SBA in September 2010, represented by a Note Agreement between the SBA and the Company. The Note Agreement had a maturity of March 31, 2013. In the event of a default, the SBA had the ability to seek receivership.

On May 24, 2012, the SBA delivered to the Company a notice of an event of default for failure to meet the principal repayment schedule under the Note Agreement (the “Notice”). Under the terms of the Notice and the Note Agreement, the SBA maintained a continuing right to terminate the Note Agreement and appoint a receiver to manage the Company’s assets.

On November 20, 2013, the SBA filed a complaint in the United States District Court for the Eastern District of Virginia (the “District Court”) seeking, among other things, receivership for the Company and judgment in the amount outstanding under the Note Agreement plus continuing interest. The complaint alleged that as of October 31, 2013, there remained an outstanding balance of $11,762,634.58 under the Note Agreement, including interest, which continued to accrue at the rate of $2,021.93 per day. In filing the complaint, the SBA requested that the District Court take exclusive jurisdiction of the Company and all of its assets wherever located and appoint the SBA as permanent receiver of the Company to liquidate all of the Company’s assets and satisfy the claims of its creditors in the order of priority as determined by the District Court.

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On May 28, 2014, the District Court entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment (the “Order”). The Order appointed the SBA as receiver of the Company, and the SBA designated Charles Fulford as its principal agent to act on its behalf as the receiver (the “Receiver”). The Order authorized the Receiver to marshal and liquidate all of the Company’s assets in an orderly manner. The Order also served to enter judgment in favor of the United States of America, on behalf of the SBA, against the Company for $11,770,722. Such amount represented $11,700,000 in principal and $70,722 in accrued interest. The District Court assumed jurisdiction over the Company, and the SBA was appointed Receiver effective May 28, 2014.

The Company effectively stopped conducting an active business upon the appointment of the SBA as Receiver and the commencement of the receivership ordered by the District Court (the “Receivership”). Over the course of the Receivership, the activity of the Company was limited to the liquidation of the Company’s assets by the Receiver and the payment of the proceeds therefrom to the SBA and for the expenses of the Receivership.

The SBIC license granted to the Company by the SBA was revoked by the SBA effective March 20, 2017, in conjunction with the entry by the District Court of the Order Approving the Procedures for Winding Up and Terminating the Receivership Estate. On June 28, 2017, the Receivership was terminated pursuant to the entry of a Final Order by the District Court, further discharged all claims and obligations of the Company other than the judgment held by SBA (the “Final Order”). Prior to the Final Order, the Receiver provided notice to all shareholders of the Company. The Receiver also initiated separate contact with the largest shareholders of the Company in an attempt to identify a shareholder willing to assume responsibility for the control of the Company on behalf of the Company’s shareholders. Roran Capital, LLC (“Roran”), was the only shareholder willing to assume such control. As such, at the direction of the Receiver, paragraph 4 of the Final Order specifically stated that “Control of Waterside shall be unconditionally transferred and returned to its shareholders c/o Roran Capital, LLC (“Roran”) upon notification of entry of this Order”. At that time Roran owned 510,000 shares of the Company which represented 2.7% of the issued and outstanding common stock at that time (and owns 42,476,660 shares currently which represents 64.05% of the issued and outstanding shares of the Company at this time). 99% of the equity interests in Roran were at the time, and remain, beneficially owned by Yitzhak Zelmanovitch. At the time of the Final Order, the Company had no assets, and a sole remaining liability owed to the SBA in an amount exceeding $10,000,000.

Upon termination of the Receivership, Roran took possession of all books and records made available to it by the Receiver. The termination of the Receivership, and the termination of the power and authority of the Receiver, left the Company with no Board of Directors and no officers. It was impossible to convene a shareholders meeting as there were no corporate officers or directors to provide (i) notice, or (ii) the administrative oversight required for such a meeting. Roran, in reliance on and in compliance with the Final Order, sought to appoint a new board of directors (the “New Board”). Without a New Board, the Company would be unable to operate as a viable business, and appointment by Roran was the only manner in which the New Board could be constituted.

Roran expended a good faith effort to seek out qualified third parties to serve on the New Board. Because of the liability exposure inherent in serving on the board of a public company, the Company’s lack of financial resources, and the Company’s loss of its SBIC license, Roran was unable to locate any qualified individuals to serve on the New Board and thus appointed Zindel Zelmanovitch, the father of Yitzhak Zelmanovitch, as the sole director and officer of the Company. Zindel is an experienced business person who has previously served as the CEO and director of a public company; thus, although related to the 99% owner of Roran, he has objectively acceptable qualifications to serve in this dual position. Zindel Zelmanovitch has never owned any shares of stock of the Company and has not been compensated for any of his services as a director or officer of the Company to date.

In his capacity as the sole director and officer of the Company, Zindel Zelmanovitch considered a variety of options for the Company, including bankruptcy and liquidation, neither of which would have yielded any economic benefit for the Company’s shareholders. Thus, Zindel Zelmanovitch negotiated with Roran to provide a loan or loans to fund reasonable expenses of the Company, on arm’s length terms, so long as progress was being made to reorganize the Company and to identify either (i) a new business to enter into; or, (ii) an active business with which to merge or otherwise acquire, which would benefit from operating as a public entity. The New Board (Zindel Zelmanovitch) has continued to work toward achieving that goal. With no assets and no SBIC license from the SBA, no income, and liabilities in excess of $10,000,000 (which has now been forgiven in full, as stated below), the New Board (Zindel Zelmanovitch) concluded that continuing to operate as a registered investment company was impossible; furthermore, the consistent feedback from third parties with which the New Board has sought to consummate a transaction to commence a new business or acquire or merge a new business into the Company has been that until the Company’s Application Pursuant to Section 8(f) of the Investment Company Act of 1940 for an order declaring that the Company has ceased to be an Investment Company is approved, no such transaction was feasible. On April 22, 2020, the SEC issued an order declaring that the Company had ceased to be an investment company.

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Since the entry of the Final Order (June 28, 2017) and the termination of the Receivership, the Company has been maintained for the benefit of its shareholders and pursuant to, and in compliance with, the Final Order. The Company has no assets, and the Company no longer has the SBIC license from the SBA. The Company is no longer operating as a registered investment company under the Investment Company Act. While it would have been possible for the Company to merely dissolve, the Company has instead decided to endeavor to reconstitute itself as a viable business. The Company has engaged and intends to continue to engage, qualified professionals and personnel to bring the Company current in its SEC filings and audits. The Company filed a Form 10-K for the period ending June 30, 2017 and has subsequently timely filed all periodic reports on Forms 10-Q and Forms 10-K.

The Company’s outstanding judgment payable owed to the SBA was purchased by Roran from the SBA in July 2017. As such, all amounts due under the outstanding judgment payable were owed to Roran rather than the SBA. Upon purchase, the Company began to accrue interest that was due under the original terms of the judgment payable. The statutory interest rate was 0.094%. The Company accrued $163,991 in interest on the judgment payable as of March 31, 2019. On May 16, 2019, Roran forgave the entire principal amount and interest due thereon of $10,609,635.

On September 19, 2017, the Company issued a Convertible Promissory Note in an amount up to $150,000 in favor of Roran which was increased to $200,000 on June 17, 2019 and $250,000 on December 13, 2019 (the “Note”), and as of June 30, 2021, $149,838 has been drawn by the Company under the Note (exclusive of accrued interest). The Note was issued pursuant to a Convertible Loan Agreement with Roran (the “Loan Agreement”). All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which was March 19, 2019 and then extended to September 19, 2019 and then June 19, 2020. Roran has agreed to extend the loan and advance additional funds until further negotiations regarding the loan have concluded. Amounts borrowed under the Note bear interest at 12% per annum. Roran has the right to convert all or any portion of the Note into shares of the Company’s common stock at a conversion price equal to 60% of the 20 day trailing lowest share price. The use of proceeds of this loan has been and continues to be the payment by the Company of its reasonable operational expenses payable to third-party service providers (consisting solely of third party expenses such as legal, accounting, transfer agent and edgarization costs, all at the actual cost for such services). The loan is not a senior or a secured instrument.

On April 22, 2020, the SEC issued an order declaring that the Company had ceased to be an investment company.

On June 8, 2020, Roran converted $124,500 principal amount of its promissory note with the Company and $25,500 of accrued and unpaid interest thereon, totaling $150,000, into 41,666,660 shares of Company Common Stock at the stated conversion price per share of $0.0036. The remaining balance due on the promissory note, as of the conversion date, was $104,838 in principal and $19,988 in interest.

On September 2, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between (i) the Company (ii) Ryan Schadel (“Buyer”) and (iii) Roran. Roran agreed to sell to the Buyer 42,476,660 shares of common stock of the Company held by Roran for a total purchase price of $385,000. In conjunction with the SPA, Roran agreed to forgive all amounts due to Roran by the Company totaling $207,644, which is comprised of convertible note payable – related party, accrued interest payable – related party, and advances from related party. The Buyer acquired 42,476,660 shares of the Company’s Common Stock, representing 69.7% of the issued and outstanding shares of Common Stock. As such, the SPA resulted in a change of control of the Company.

Effective November 29, 2021, the Company converted from a Virginia corporation to a Nevada corporation.

On December 15, 2021, the Company filed with the Nevada Secretary of State amended and restated articles of incorporation. The amended and restated articles had the effect of (i) increasing the Company’s authorized common stock to 100 million shares, (ii) increasing the Company’s authorized preferred stock to 20 million shares, and (iii) reducing the par value of each of the Company’s common stock and preferred stock to $0.0001 per share. Common stock and additional paid-in capital for all periods presented in these financial statements have been adjusted retroactively to reflect the reduction in par value.

On December 17, 2021, the majority shareholder and board of directors approved an amendment to the amended and restated articles of incorporation that would change the Company’s name from Waterside Capital Corporation to Metavesco, Inc. The name change was cleared by Financial Industry Regulatory Authority (“FINRA”) and was effective June 3, 2022.

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In March 2022, the Company commenced operations as a web3 enterprise. The Company generates income as a liquidity provider, via decentralized exchanges such as Uniswap. Additionally, the Company farms tokens via Proof of Stake protocols on decentralized exchanges as well as centralized exchanges including Coinbase exchange. The Company also invests in promising NFT projects and virtual land, primarily on EVM protocols.

On June 12, 2023, the Company entered into a Limited Liability Company Interest Purchase Agreement (the “Purchase Agreement”) with Eddy Rodrigeuz (the “Seller”). The Seller is the sole owner of Boring Brew LLC (“Boring”) and Bored Coffee Lab, LLC (“Bored”). Under the terms of the Purchase Agreement, the Seller sold to the Company, all of the outstanding limited liability company interests in Boring and Bored. The Company paid the Seller total consideration with a fair value of $249,245, paid as follows: (i) $9,245 in cash and (ii) 5,000,000 shares of the Company’s common stock at a fair value of $240,000 ($0.048 per share based on the closing price of the Company common stock on June 12, 2023).

On September 27, 2024, the Company (by and through its subsidiary, Epic Labor, Inc., a Wyoming corporation) entered into an Asset Purchase Agreement (“Agreement”) with Epic Labor Inc. a Georgia corporation (“Seller”). Mr. Schadel is the Chief Executive Officer of the Seller. Also, Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Under the terms of the Agreement, the Seller sold its customer lists in the markets of Nashville and Knoxville, Tennessee connected to temporary workforce services. In consideration for the customer lists, the Company agreed to pay $88,800 in cash in monthly installment of $7,400 over the next twelve months and assume trade payable liabilities totaling $6,996.

Overview

We operate in three business sectors:

●	Epic Labor provides temporary staffing solutions known for connecting businesses with top-tier, on-demand temporary workforce services.

●	Bitcoin mining operations at hosted facilities in Texas, Kentucky and Iowa.

●	Boring Brew, a web3 startup known for its unique and limited-edition coffee bags partners with influential NFT holders to transform their intellectual property into an exquisite collection of specialty coffee.

Our Business

Epic Labor. Epic Labor provides temporary staffing solutions to companies in need of “blue collar” workers in the Nashville and Knoxville, Tennessee, markets.

Overview. While our company intends to maintain our ongoing Bitcoin mining operations and specialty coffee and beverages business, the focus of our plan of business for at least the next 12 months will be on expanding our temporary staffing business. Specifically, we intend to expand our current staffing operations in Nashville and Knoxville, Tennessee, as well as to enter other markets that we determine to hold significant opportunities within the staffing market. We believe this focus on our staffing business holds the greatest opportunity for increasing our revenues and, ultimately, our profitability.

Our Focus. We intend to become a consolidator of companies within the staffing industry in the United States. It is our intention to acquire either operating staffing businesses that present a strong financial position, growth prospects and/or a solid track record of new client acquisition and retention or to license client lists targeted in a market to be targeted by us. There is no assurance that we will be successful, in this regard.

Growth Strategy. We believe the proceeds of this offering will allow us to increase the size of our current staffing operations, through increased working capital and increased sales and marketing efforts. In addition, we believe there are significant acquisition opportunities within the staffing industry. Our management has established certain criteria for potential acquisition targets.

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Government Regulations. The staffing industry is not closely regulated in the United States. However, our operations are generally subject to one or more of the following types of government regulation: regulation of the employer/employee relationship between the firm and its temporary and contract employees; registration, licensing, record keeping and reporting requirements; substantive limitations on the operations or the use of temporary and contract employees by clients; and regulation that requires new or additional benefits and pay parity for our employees.

Changes in applicable laws or regulations have occurred in the past and are expected, in the future, to affect the extent to which workforce solutions and services firms may operate. These changes could impose additional costs, taxes, record keeping or reporting requirements; restrict the tasks to which contingent workers may be assigned; limit the duration of or otherwise impose restrictions on the nature of the relationship (with us or the client); or otherwise adversely affect the industry.

Bitcoin Mining.

Background. Bitcoin, a cryptocurrency, is a specialized application of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Bitcoin mining is the process of validating the authenticity of encrypted blocks of transactions and updating Bitcoin’s blockchain ledger. Bitcoin miners expend significant amounts of computer processing power - hash rate - to solve complicated mathematical problems required to validate the encrypted data block. The Bitcoin blockchain protocol rewards the first Bitcoin miner to solve the encryption and add a new block of validated transactions to the Bitcoin blockchain ledger with newly issued Bitcoins. Bitcoin miners compete for those rewards and a share of transaction fees. This creates a competitive environment where Bitcoin miners are constantly seeking to increase their hashing capacity by expansion or deployment of new higher-capacity mining equipment.

General. In February 2023, our company commenced Bitcoin mining operations at a hosted facility in Texas, in May 2023 at a hosted facility in Kentucky and, in November 2023, at a hosted facility in Iowa. As of December 31, 2024, we have 162 Bitcoin Miners in operation, yielding approximately between 0.3 and 0.4 Bitcoin per month.

We are committed to technological excellence and seek to leverage the potential of our diverse facilities to ensure the security and innovation of the digital currency landscape. With our cutting-edge technology, we mine Bitcoin with ease and confidence. Then, we convert our mined Bitcoin to cash, as needed for our overall company operations.

Competition. According to TheMinerMag, Bitcoin mining revenue maintained a steady pace with $1.4 billion earned in January 2025. Despite this consistency in revenue, the Bitcoin network experienced its first decline in difficulty since September, suggesting a slowdown in the hashrate growth.

Public mining firms, which are a significant force in the industry, contributed to about 30% of the network’s hashrate in January. The report indicates that public mining companies have continued to increase their hash power, yet their expansion wasn’t sufficient to offset the reduced activity from smaller operators who have left the market. As a result, January did not see the rapid hashrate growth that characterized previous months. These public companies currently hold approximately 99,000 Bitcoin, valued at approximately $9.7 billion.

Amid these developments, competition among the leading mining firms has intensified, with Marathon Digital (NASDAQ:MARA) holding the top position, achieving a hashrate of 41.65 EH/s. CleanSpark (NASDAQ:CLSK) follows closely with 34.77 EH/s, and Riot Platforms (NASDAQ:RIOT) is not far behind at 31.27 EH/s. Our company’s current hashrate is approximately 76.878 PH/s. [Note: EH/s (Exa hashes per second) represents a quintillion hashes per second, while PH/s (Peta hashes per second) represents a quadrillion hashes per second. EH/s is a larger unit of measurement than PH/s, with one EH/s being equivalent to 1,000 PH/s.] The report also notes that there is a significant competitive push within the top tier of mining firms, while a widening gap is observed between them and the next tier.

Last year’s halving event, which reduced Bitcoin mining rewards by half, has contributed to an increasingly challenging environment for miners, particularly small-scale operations, such those of our company. With the recent drop of price of Bitcoin, and the accompanying price volatility, larger mining companies are better positioned to withstand the pressures of reduced profit margins than are smaller mining companies, like our company.

Additionally, the import of mining hardware into the U.S. has slowed, with only a few firms, such as Blockchain Power Corp. and AcroHash, importing substantial cooling systems from Bitmain. This deceleration in hardware imports further contributes to the stabilization of the hashrate growth.

TheMinerMag anticipates another decline in the network’s difficulty adjustment in February, driven by the exit of smaller mining operators who are struggling to remain profitable.

If there are technological advances in the hardware, software or other aspects of the Bitcoin mining technology, our operations could suffer reduction or elimination of our profits, accelerated depreciation of our assets and force us to increase investments in newer technologies to maintain operations. These operating variables could adversely affect an investment in our company.

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Government Regulations.

No Federal Ban. There is no federal law in the United States that explicitly prohibits Bitcoin mining. In fact, the Trump Administration has indicated it supports Bitcoin mining activities in the United States.

State-Level Variations. Regulation of Bitcoin mining varies significantly by state, with some states enacting legislation to encourage mining activities and others taking steps to limit or restrict them.

Encouraging Mining. Some states, including Montana and Wyoming, have introduced legislation to attract Bitcoin mining operations, offering tax breaks and regulatory sandboxes (a controlled environment that allows businesses to test new products and services without the full force of regulation).

Limiting Mining. Other states, including New York and Washington, have placed limits on energy policy, particularly regarding high-density data centers, which can include Bitcoin mining operations.

Boring Brew. Through our online store located at www.boringbrew.com, Boring Brew is all about bringing to life NFT’s one cup at a time. We’ve partnered with some of the most influential NFT holders to bring their IP to life in the form of unique and limited coffee bags. Our Specialty Coffee is freshly roasted on demand and with every purchase we give back to the community by donating 3% from each sale to Non-profits, local artists and NFT holders. Our coffee is sorted from multiple places around the world, from Latin America, all the way to Asia and Africa, bringing different flavors while supporting local farms.

Our coffee bags come in limited editions that once sold out are discontinued and removed from the market - making them a collectible item.

Competition. The markets for our products are characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. In particular, we face the risk that there exist minimal barriers to the entry of competitors into the market segment.

Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Properties

We do not currently own any property. We rent office space month to month from Regus Management Group LLC at 410 Peachtree Parkway, Cumming, Georgia, for $299 per month.

Employees

In addition to our sole officer and director, we currently have no full-time employees. Upon our obtaining additional funding, including through this offering, we expect that we would hire a small number of additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Six Months Ended December 31, 2024 (“Interim 2024”), and December 31, 2023 (“Interim 2023”). During Interim 2024, we generated $609,791 (unaudited) in revenues, including $480,068 from temporary workforce services, $123,328 (unaudited) from Bitcoin mining operations and $6,395 (unaudited) from sales, and recognized $388,077 (unaudited) in cost of revenues, resulting in a gross profit of $221,714 (unaudited).

Our operating expenses for Interim 2024 totaled $620,915 (unaudited), which were comprised of $483,819 (unaudited) in administrative expense, $128,410 (unaudited) in interest expense and $8,695 (unaudited) in impairment of digital assets held. Other income during Interim 2024 totaled $14,224 (unaudited), which were comprised of $17,864 (unaudited) in other rewards and $10,530 (unaudited) in realized gains on sale/exchange of digital assets held (unaudited), offset by $14,170 (unaudited) in other net losses, resulting in a net loss of $384,977 (unaudited).

During Interim 2023, we generated $66,009 (unaudited) in revenues, including $53,936 (unaudited) from Bitcoin mining operations, $7,323 (unaudited) in liquidity pool fees, $23 (unaudited) in staking fees and $4,722 (unaudited) from sales, and recognized $-0- (unaudited) in cost of revenues, resulting in a gross profit of $66,009 (unaudited).

Our operating expenses for Interim 2023 totaled $418,397 (unaudited), which were comprised of $319,918 (unaudited) in administrative expense, $62,484 (unaudited) in interest expense and $35,995 (unaudited) in impairment of digital assets held. Other income during Interim 2024 totaled $103,295 (unaudited), which were comprised of $4,591 (unaudited) in other rewards, $34,048 (unaudited) in realized gains on sale/exchange of digital assets held (unaudited) and $66,599 (unaudited) in other net gains, offset by $(1,943) (unaudited) in change in fair value of derivative, resulting in a net loss of $384,977 (unaudited).

Segment Information.

For the Six Months Ended December 31, 2024

	Digital Assets	Specialty Coffee and Beverages	Temporary Workforce Services	Total
Total revenue	$123,328	$6,395	$480,068	$609,791
Segment (loss) profit	$(266,877)	$(28,241)	$(89,859)	$(384,977)

For the Six Months Ended December 31, 2023

	Digital Assets	Specialty Coffee and Beverages	Temporary Workforce Services	Total
Total revenue	$61,282	$4,727	$0	$66,009
Segment (loss) profit	$(225,181)	$(23,912)	$0	$(249,093)

Years Ended June 30, 2024 (“Fiscal 2024”), and June 30, 2023 (“Fiscal 2023”). During Fiscal 2024, we generated $609,791 (unaudited) in revenues, including $480,068 from temporary workforce services, $123,328 (unaudited) from Bitcoin mining operations and $6,395 (unaudited) from sales, and recognized $388,077 (unaudited) in cost of revenues, resulting in a gross profit of $221,714 (unaudited).

Our operating expenses for Interim 2024 totaled $620,915 (unaudited), which were comprised of $483,819 (unaudited) in administrative expense, $128,410 (unaudited) in interest expense and $8,695 (unaudited) in impairment of digital assets held. Other income during Interim 2024 totaled $14,224 (unaudited), which were comprised of $17,864 (unaudited) in other rewards and $10,530 (unaudited) in realized gains on sale/exchange of digital assets held (unaudited), offset by $14,170 (unaudited) in other net losses, resulting in a net loss of $384,977 (unaudited).

During Interim 2023, we generated $66,009 (unaudited) in revenues, including $53,936 (unaudited) from Bitcoin mining operations, $7,323 (unaudited) in liquidity pool fees, $23 (unaudited) in staking fees and $4,722 (unaudited) from sales, and recognized $-0- (unaudited) in cost of revenues, resulting in a gross profit of $66,009 (unaudited).

Our operating expenses for Interim 2023 totaled $418,397 (unaudited), which were comprised of $319,918 (unaudited) in administrative expense, $62,484 (unaudited) in interest expense and $35,995 (unaudited) in impairment of digital assets held. Other income during Interim 2024 totaled $103,295 (unaudited), which were comprised of $4,591 (unaudited) in other rewards, $34,048 (unaudited) in realized gains on sale/exchange of digital assets held (unaudited) and $66,599 (unaudited) in other net gains, offset by $(1,943) (unaudited) in change in fair value of derivative, resulting in a net loss of $384,977 (unaudited).

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Plan of Business

In General. We believe that the proceeds of this offering will satisfy our cash requirements for the next twelve months. However, to continue expanding operations and opening new facilities, we may need to raise additional funds in the next twelve months if our growth cannot be sustained by the revenue generated from increased sales.

Overview. While our company intends to maintain our ongoing Bitcoin mining operations and specialty coffee and beverages business, the focus of our plan of business for at least the next 12 months will be on expanding our staffing business. Specifically, we intend to expand our current staffing operations in Nashville and Knoxville, Tennessee, as well as to enter other markets that we determine to hold significant opportunities within the staffing market. We believe this focus on our staffing business holds the greatest opportunity for increasing our revenues and, ultimately, our profitability.

Our Focus. We intend to become a consolidator of companies within the staffing industry in the United States. It is our intention to acquire either operating staffing businesses that present a strong financial position, growth prospects and/or a solid track record of new client acquisition and retention or to license client lists targeted in a market to be targeted by us.

Growth Strategy. We believe the proceeds of this offering will allow us to increase the size of our current staffing operations, through working capital and increased sales and marketing efforts. In addition, we believe there are significant acquisition opportunities within the staffing industry. Our management has established certain criteria for potential acquisition targets.

As of the date of this Offering Circular, we have no agreement or understanding with respect to any acquisition. There is no assurance that we will be successful in completing an acquisition or that, if completed, that any such acquisition will prove to be profitable.

Financial Condition, Liquidity and Capital Resources

December 31, 2024. At December 31, 2024, our company had cash of $35,987 (unaudited) and a working capital deficit of $372,421 (unaudited), compared to $4,366 (unaudited) in cash and a working capital deficit of $164,981 (unaudited) at June 30, 2024. The deterioration in our working capital position is the result of the demand of our temporary workforce services business places on available working capital.

The following table summarizes the Company’s total assets by segment.

	December 31, 2024	June 30, 2024

Digital assets	$380,515	$425,514
Specialty coffee and beverages	16,902	24,616
Temporary workforce services	281,300	0
Total assets	$678,717	$450,130

Our company’s current cash position of approximately $5,000 is adequate for our company to maintain its present level of operations through at least the first quarter of 2026. However, we must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

June 30, 2024. At June 30, 2024, our company had cash of $4,366 (unaudited) and a working capital deficit of $164,981 (unaudited), compared to $17,086 (unaudited) in cash and a working capital deficit of $213,380 (unaudited) at June 30, 2024.

Off-Balance Sheet Arrangements

As of December 31, 2024, there were no off-balance sheet arrangements.

Contractual Obligations

To date, except for our retail leases, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the six months ended December 31, 2024, and the year ended June 30, 2024. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Ryan Schadel	47	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Ryan Schadel, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director. Mr. Schadel has served our company in his positions since 2021. From 2011 to 2021, Mr. Schadel owned and operated Labor Smart, Inc., a staffing company.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended June 30, 2024, our Board of Directors, did not hold a meeting, but took needed actions by unanimous written consent.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Ryan Schadel, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Schadel collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Ryan Schadel President, Chief Executive Officer, Secretary	2024 2023	- -	- -	- -	- -	- -	- -	- -	- -

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ryan Schadel	-	-	-	-	n/a	-	n/a	-	-

Employment Agreements

We have not entered into employments agreements with either of our executive officers.

Outstanding Equity Awards

During the years ended December 31, 2024 and 2023, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Series A Convertible Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series A Convertible Preferred Stock, which convertible into a total of two billion shares of our common stock. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveat stated in the foregoing paragraph, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Ryan Schadel	487,836,860	13.14%	487,836,860	10.35%	See Note 3
Officers and directors, as a group (1 person)	487,836,860	13.14%	487,836,860	10.35%	and Note 5

5% Owner Eddy Rodriquez	500,000,000	13.47%	500,000,000	10.61%
Series A Convertible Preferred Stock(4)

Series X Preferred Stock(5)
Ryan Schadel	51	100%	51	100%

(1)	Based on (a) 3,897,384,860 shares of common stock outstanding, which includes (1) 3,712,384,860 issued shares and (2) 185,000,000 unissued Conversion Shares that underlie the currently convertible Subject Convertible Notes, including accrued interest thereon of up to $10,000, (b) 20 shares of Series A Convertible Preferred Stock issued and outstanding and (c) 51 shares of Series X Preferred Stock, respectively, before this offering.
(2)	Based on (a) 3,897,384,860 shares of common stock outstanding, assuming the sale of all 1,000,000,000 of the Company Offered Shares and the issuance of all 185,000,000 of the Conversion Shares (the Selling Shareholder Offered Shares), (b) 20 shares of Series A Convertible Preferred Stock issued and outstanding and (c) 51 shares of Series X Preferred Stock, respectively, after this offering.
(3)	Our Chief Executive Officer, Ryan Schadel, owns all of the outstanding shares of Series X Preferred Stock. Mr. Schadel will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. See Note 5.
(4)	The Series A Convertible Preferred Stock is convertible at anytime into 100,000,000 shares of our common stock.
(5)	The Series X Preferred Stock has, as a class, a number of votes equal to the total number of issued and outstanding shares of our common stock eligible to vote at the time of the respective vote multiplied by 1.041. See Note (3).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Series X Preferred Stock

On February 6, 2025, the Company and Ryan Schadel entered into a Redemption and Exchange Agreement, pursuant to which the Company redeemed and exchanged 3,759,829,140 shares of Common Stock for the issuance to Ryan Schadel 51 shares of Series X Preferred Stock.

Acquisition Transaction

On September 27, 2024, the Company (by and through its subsidiary, Epic Labor, Inc., a Wyoming corporation) entered into an Asset Purchase Agreement (“Agreement”) with Epic Labor Inc. a Georgia corporation (“Seller”), of which our company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder, Ryan Schadel, is the Chief Executive Officer. Under the terms of the Agreement, the Seller sold its customer lists in the markets of Nashville and Knoxville, Tennessee connected to temporary workforce services. In consideration for the customer lists, the Company agreed to pay $88,800 in cash in monthly installment of $7,400 over the next twelve months and assume trade payable liabilities totaling $6,996.

Sales of Common Stock

Ryan Schadel. Since October 2024, Ryan Schadel, our company’s Chief Executive Officer, Chief Financial Officer, sole director and controlling shareholder, has purchased a total of 104,000,000 shares of our common stock for a total of $52,000 in cash.

Meliori Incorporated. Since September 2024, Meliori Incorporated has purchased a total of 282,000,000 shares of our common stock for a total of $137,000 in cash. Meliori Incorporated is owned by the adult daughter of Ryan Schadel, our company’s Chief Executive Officer, Chief Financial Officer, sole director and controlling shareholder.

Loan

In June 2025, we obtained a loan in the amount of $750,000 from Meliori Incorporated, an entity owned by Katelyn Schadel, the adult daughter of our Chief Executive Officer, Chief Financial Officer, sole director and controlling shareholder Ryan Schadel. In consideration of such loan, we issued a promissory note in the principal amount of $750,000 bearing interest at 13% per annum, with a due date of July 1, 2030. We are permitted to prepay such note without penalty. Default interest, if any, would accrue at the rate of 18% per annum.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares (the Company Offered Shares and the Selling Shareholders Offered Shares) offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC.

Newlan Law Firm, PLLC is the beneficial holder of one of the Subject Convertible Notes in the principal amount of $17,500. We issued such Subject Convertible Note to NLF Support Services, LLC, one of the Selling Shareholders, a wholly-owned service subsidiary of Newlan Law Firm, PLLC, pursuant to a legal services agreement with Newlan Law Firm, PLLC.

After the qualification of this offering by the SEC, the Subject Convertible Note, including accrued interest thereon, held by NLF Support Services, LLC will, by its terms, be eligible for conversion into the Conversion Shares at the offering price for all of the Offered Shares, $__[0.0005-0.001] per share. Following such issuance, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (which are Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Note, including accrued interest thereon, held by NLF Support Services, LLC will be disclosed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements For the Six Months Ended December 31, 2024 and 2023

36

METAVESCO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$35,987	$4,366
Deposits	3,297	499
Accounts receivable	166,682	-
Inventory	14,006	9,070
Prepaid expenses	5,115	1,996
Total current assets	225,087	15,931

Digital assets held, net of impairment	17,907	35,741
Equipment, net	340,276	384,723
Customer list, net	85,296	-
Intangible assets, net	10,151	13,735
Total assets	$678,717	$450,130

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued liabilities	$92,669	$87,003
Due to related parties	159,801	-
Loan payable to factor	189,062
Promissory notes, accrued interest (net of debt discount of $0 and $0, respectively), current portion	155,976	93,909
Total current liabilities	597,508	180,912

Long-term liabilities
Promissory note, accrued interest (net of debt discount of $28,753 and $35,844, respectively) less current portion	54,303	98,322
Promissory notes - related parties, accrued interest (net of debt discount of $89,944 and $101,749, respectively)	571,532	552,915
Convertible promissory note, accrued interest (net of debt discount of $0 and $11,434, respectively)	-	9,959
Convertible promissory notes - related party, accrued interest (net of debt discount of $93,921 and $114,074, respectively)	91,241	69,312
Total long-term liabilities	717,076	730,508

Total liabilities	1,314,584	911,420

Stockholders’ (Deficit) Equity
Preferred stock: $0.0001 par value; 20,000,000 shares authorized	-	-
Series A Convertible Preferred Stock: $0.0001 par value; 100 shares designated; 20 shares issued and outstanding at December 31, 2024 and June 30, 2024	-	-
Series X Preferred Stock: $0.0001 par value; 51 shares designated; 0 shares issued and outstanding at December 31, 2024 and June 30, 2024	-	-
Common stock: $0.0001 par value; 15,000,000,000 shares authorized; 7,322,214,000 and 6,932,214,000 shares issued and outstanding at December 31, 2024 and June 30, 2024, respectively	732,200	693,200
Additional paid-in capital	19,223,596	19,052,196
Shares to be issued	9,000	9,000
Accumulated deficit	(20,600,663)	(20,215,686)
Total stockholders’ (deficit) equity	(635,867)	(461,290)
Total liabilities and stockholders’ (deficit) equity	$678,717	$450,130

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
Revenue
Temporary workforce services	$472,299	$-	$480,068	$-
Mining pool fees	98,237	44,735	123,328	53,936
Liquidity pool fees	-	-	-	7,323
Staking fees	-	23	-	23
Sales	2,503	3,066	6,395	4,727
Total revenue	573,039	47,824	609,791	66,009

Cost of services	388,077	-	388,077	-

Expense
Administrative expenses	332,041	192,623	483,819	319,918
Interest expense	71,184	38,618	128,401	62,484
Impairment of digital assets held	2,961	11,682	8,695	35,995
Total expense	406,186	242,923	620,915	418,397

Other income
Change in fair value of derivative	-	(2,821)	-	(1,943)
Other rewards	14,789	4,591	17,864	4,591
Realized gains on sale/ exchange of digital assets held	6,884	26,641	10,530	34,048
Other net (losses) gains	701	65,878	(14,170)	66,599
Total other income	22,374	94,289	14,224	103,295

Net loss	$(198,850)	$(100,810)	$(384,977)	$(249,093)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	7,305,040,089	6,632,214,000	7,132,409,650	6,632,214,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

 For the three and six months ended December 31, 2024 and 2023

(Unaudited)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at September 30, 2024	20	$-	7,164,214,000	$716,400	$19,154,996	$41,400	$(20,401,813)	$(489,017)

Issue of common stock for cash	-	-	104,000,000	10,400	41,600	-	-	52,000
Issue of common stock for services	-	-	54,000,000	5,400	27,000	(32,400)	-	-
Net loss	-	-	-	-	-	-	(198,850)	(198,850)
Balance at December 31, 2024	20	$-	7,322,214,000	$732,200	$19,223,596	$9,000	$(20,600,663)	$(635,867)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at June 30, 2024	20	$-	6,932,214,000	$693,200	$19,052,196	$9,000	$(20,215,686)	$(461,290)

Issue of common stock for cash	-	-	336,000,000	33,600	144,400	-	-	178,000
Issue of common stock for services	-	-	54,000,000	5,400	27,000	-	-	32,400
Net loss	-	-	-	-	-	-	(384,977)	(384,977)
Balance at December 31, 2024	20	$-	7,322,214,000	$732,200	$19,223,596	$9,000	$(20,600,663)	$(635,867)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at September 30, 2023	22	$-	6,632,214,000	$663,200	$18,953,248	$9,000	$(19,767,330)	$(141,882)

Shares to be issued	-	-	-	-	-	83,000	-	83,000
Net loss	-	-	-	-	-	-	(100,810)	(100,810)
Balance at December 31, 2023	22	$-	6,632,214,000	$663,200	$18,953,248	$92,000	$(19,868,140)	$(159,692)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at June 30, 2023	22	$-	6,632,214,000	$663,200	$18,953,248	$9,000	$(19,619,047)	$6,401

Shares to be issued	-	-	-	-	-	83,000	-	83,000
Net loss	-	-	-	-	-	-	(249,093)	(249,093)
Balance at December 31, 2023	22	$-	6,632,214,000	$663,200	$18,953,248	$92,000	$(19,868,140)	$(159,692)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Six months ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(384,977)	$(249,093)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of intangible assets	3,584	3,584
Amortization of customer list	10,500	-
Depreciation	44,448	20,761
Stock issued for services	32,400	-
Impairment of digital assets held	8,695	35,995
Realized gain on sales/ exchange digital assets held	(10,530)	(34,048)
Other net losses (gains)	14,170	(66,599)
Digital assets received as revenue and other rewards	(141,192)	(65,873)
Digital assets paid for expenses	40,465	15,498
Non-cash interest expense	101,882	51,678
Write-off of website costs	-	20,499
Change in fair value of derivative	-	1,943
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(167,260)	-
(Increase) decrease in deposit	(2,220)	270
Increase in inventory	(4,935)	(2,354)
Decrease in prepaid	(3,118)	(24,830)
(Decrease) increase in accounts payable and accrued liabilities	(1,331)	229,749
Net cash used in operating activities	(459,419)	(62,820)

Cash Flows from Investing Activities:
Purchase of digital assets held	-	(100,862)
Sale of digital assets held	106,224	219,904
Purchase of fixed assets	-	(433,382)
Net cash provided by investing activities	106,224	(314,340)

Cash Flows from Financing Activities:
Advances from related party	71,001	-
Advances from Labor Smart Inc. - related party		24,349
Repayment of advances from Labor Smart Inc. - related party	-	(24,349)
Loans payable to factor, net	189,062
Proceeds from issuance of promissory note payable - related party	-	627,000
Repayment of promissory note payable	(31,700)	(25,000)
Repayment of promissory note payable - related party	(21,547)	(171,027)
Issuance of common stock	178,000	1,000
Net cash provided by financing activities	384,816	431,973

Net change in cash and cash equivalents	31,621	54,813
Cash and cash equivalents, beginning of period	4,366	17,086
Cash and cash equivalents, end of period	$35,987	$71,899

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest paid	$26,519	$10,806
Income taxes paid	$-	$-

Non-cash Investing and Financing Activities
Purchase of digital assets held with other digital assets	$34,668	$460,777
Proceeds from sale of digital assets for other digital assets	$148,364	$394,445
Due to Epic Labor, Inc., a Georgia corporation	$88,800	$-
Assumption of trade payable liabilities	$6,996	$-
Shares to be issued in conjunction with promissory note - related party	$-	$82,000
Deposit	$-	$20,858

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

METAVESCO, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

December 31, 2024

NOTE 1 – ORGANIZATION AND OPERATIONS

Metavesco, Inc. (formerly Waterside Capital Corporation) (the “Company”) was incorporated in the Commonwealth of Virginia on July 13, 1993 and was a closed-end investment company licensed by the Small Business Administration (the “SBA”) as a Small Business Investment Company (“SBIC”). The Company previously made equity investments in, and provided loans to, small businesses to finance their growth, expansion, and development. Under applicable SBA regulations, the Company was restricted to investing only in qualified small businesses as contemplated by the Small Business Investment Act of 1958. As a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Company’s investment objective was to provide its shareholders with a high level of income, with capital appreciation as a secondary objective. The Company made its first investment in small business in October 1996.

On May 28, 2014, with the Company’s consent, the United States District Court for the Eastern District of Virginia, having jurisdiction over an action filed by the SBA (the “Court”), entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment (the “Order”). The Order appointed the SBA receiver of the Company for the purpose of marshaling and liquidating in an orderly manner all of the Company’s assets and entered judgment in favor of the United States of America, on behalf of the SBA, against the Company in the amount of $11,770,722. The Court assumed jurisdiction over the Company and the SBA was appointed receiver effective May 28, 2014.

The Company effectively stopped conducting an active business upon the appointment of the SBA as the receiver and the commencement of the court-ordered receivership (the “Receivership”). Over the course of the Receivership, the activity of the Company was limited to the liquidation of the Company’s assets by the receiver and the payment of the proceeds therefrom to the SBA and for the expenses of the Receivership. On June 28, 2017, the Receivership was terminated with the entry of a Final Order by the Court. The Final Order specifically stated that “Control of Waterside shall be unconditionally transferred and returned to its shareholders c/o Roran Capital, LLC (“Roran”) upon notification of entry of this Order”. Upon termination of the Receivership, Roran took possession of all books and records made available to it by the SBA.

The Company filed with the Securities and Exchange Commission (the “SEC”) an application pursuant to Section 8(f) of the Investment Company Act for an order declaring that the Company had ceased to be a registered investment company. On April 22, 2020, the SEC issued an order under Section 8(f) of the Investment Company Act declaring that the Company had ceased to be an investment company. As a result, the Company is now a reporting company under the Securities Exchange Act of 1934, as amended.

On September 2, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between (i) the Company (ii) Mr. Schadel (“Buyer”) and (iii) Roran. Roran agreed to sell to the Buyer 4,276,666,000 shares of common stock of the Company held by Roran for a total purchase price of $385,000. In conjunction with the SPA, Roran agreed to forgive all amounts due to Roran by the Company totaling $207,644, which is comprised of convertible note payable – related party, accrued interest payable – related party, and advances from related party. The Buyer acquired 4,276,666,000 shares of the Company’s Common Stock, representing 69.7% of the issued and outstanding shares of Common Stock. As such, the SPA resulted in a change of control of the Company.

Effective November 29, 2021, the Company converted from a Virginia corporation to a Nevada corporation.

On December 17, 2021, the majority shareholder and board of directors approved an amendment to the amended and restated articles of incorporation that would change the Company’s name from Waterside Capital Corporation to Metavesco, Inc. The name change was effective June 3, 2022, following clearance by the Financial Industry Regulatory Authority (“FINRA”).

In March 2022, the Company commenced operations as a web3 enterprise. The Company generates income as a liquidity provider, via decentralized exchanges such as Uniswap. Additionally, the Company farms tokens via Proof of Stake protocols on decentralized exchanges, as well as centralized exchanges including the Coinbase, Inc. (“Coinbase”) exchange. The Company also invests in what it considers promising non-fungible token (“NFT”) projects and virtual land, primarily on Ethereum virtual machine (“EVM”) protocols.

On June 12, 2023, the Company entered into a Limited Liability Company Interest Purchase Agreement the (“Purchase Agreement”) with Eddy Rodrigeuz (the “Seller”). The Seller is the sole owner of Boring Brew LLC (“Boring”) and Bored Coffee Lab, LLC (“Bored”). Under the terms of the Purchase Agreement, the Seller sold to the Company all of the outstanding limited liability company interests in Boring and Bored for a total purchase price of $9,245 in cash and 500,000,000 shares of common stock of the Company.

In February 2023, the Company commenced bitcoin mining operations at a hosted facility in Texas, in May 2023, at a hosted facility in Kentucky and in November 2023, at a hosted facility in Iowa.

On November 13, 2023, the Company filed Form 15 with the SEC which terminated its duty to file reports under the Securities Exchange Act of 1934, as amended.

On September 27, 2024, the Company (by and through its subsidiary, Epic Labor, Inc., a Wyoming corporation) entered into an Asset Purchase Agreement (“Agreement”) with Epic Labor Inc. a Georgia corporation (“Seller”). Mr. Schadel is the Chief Executive Officer of the Seller. Also, Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Under the terms of the Agreement, the Seller sold its customer lists in the markets of Nashville and Knoxville, Tennessee connected to temporary workforce services. In consideration for the customer lists, the Company agreed to pay $88,800 in cash in monthly installment of $7,400 over the next twelve months and assume trade payable liabilities totaling $6,996.

Going Concern

The Company’s consolidated financial statements have been prepared in accordance with GAAP applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the six months ended December 31, 2024, the Company incurred a net loss of $384,977 and used cash in operating activities of $459,419, and on December 31, 2024, had an accumulated deficit of $20,600,663. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that the consolidated financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of debt and its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. The Company expects over the next twelve months cash held at a consolidated financial institution will be spent on professional fees, transfer agent and other administrative costs. The cash held at Coinbase will be deployed to purchase crypto assets to generate mining pool fees. We hope to pay some of our suppliers and contractors in digital assets in the coming months. However, there can be no assurance we will be able to pay any of our suppliers and contractors in digital assets.

F-5

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year-End

The Company elected June 30 as its fiscal year-end date.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (1) Boring Brew LLC (2) Bored Coffee Lab, LLC and (3) Epic Labor, Inc., a Wyoming corporation. All significant intercompany transactions are eliminated.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Significant matter requiring use of estimates and assumptions include, but may not be limited to, evaluation of impairment of digital assets, equipment, identifiable intangible assets and goodwill, recognition and valuation of revenue, valuation allowance for deferred tax assets and fair value used in business acquisitions.

Actual results could differ from those estimates.

Business Acquisitions

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of acquisition is measured at the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by the Company and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated income statements.

Cash and cash equivalents

Cash and cash equivalents include cash and interest-bearing highly liquid investments held at financial institutions, cash on hand that is not restricted as to withdrawal or use with an initial maturity of three months or less, and cash held in accounts at crypto trading venues. On December 31, 2024, $35,987 of cash was held at financial institutions which are members of the Federal Deposit Insurance Corporation (“FDIC”) and $0 was held at Coinbase. The contract with Coinbase requires USD balances in a client’s fiat wallet be held in an omnibus custodial account for the benefit of Coinbase’s customers. These accounts are either omnibus bank accounts insured by the FDIC (currently up to $250,000 per entity) or trust accounts holding short term U.S. treasuries.

Factoring Agreement and Accounts Receivable

The Company entered into a factoring agreement with Encore Funding (“Encore”). Advances to the Company from Encore are with recourse and are secured by assets of the Company and are treated as a secured financing arrangement. As of December 31, 2024 and June 30, 2024, factored accounts receivable total $166,682 and $0, respectively.

Digital Assets

Digital assets held by the Company are accounted for as intangible assets with indefinite useful lives and are initially measured at cost. The Company assigns costs to transactions on a first-in, first-out basis (FIFO).

F-6

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital assets at the time its fair value is being measured.

Tokens are subject to impairment losses if the fair value of a token decreases below the carrying value at any time during the period. The fair value is measured using the quoted price in the principal market of the tokens. The Company currently obtains the quoted price of tokens from www.cryptocompare.com.

Liquidity pool tokens and NFTs are subject to impairment losses if the fair value of a token decreases below the carrying value at the end of each quarterly accounting period. The fair value of liquidity pool tokens is based on the quoted price on the last day of the quarter at 4PM Eastern Time. The fair value of NFTs is based on the average trading price on the last day of each quarter.

Impairment for liquidity pool tokens and NFTs is assessed quarterly due to each token being a unique asset and due to the illiquid markets in which these tokens trade. The Company is continuously reviewing available markets and information and its methodology when determining the fair value of digital assets.

The Company currently reviews quoted prices of its liquidity pool tokens, NFTs and comparable tokens at https://uniswap.org/ and https://opensea.io. Impairment expense is reflected in total expense in the consolidated statements of operations. Subsequent reversal of impairment losses is not permitted.

The sales of digital assets held are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in other income (expense) in the consolidated statements of operations.

Identifiable Intangible Assets

Identifiable intangible assets consist primarily of customer lists, design and websites. These assets are tested for impairment using undiscounted cash flow methodology annually and whenever there is an indicator of impairment. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Several impairment indicators are beyond the Company’s control and determining whether or not they will occur cannot be predicted with any certainty. Design and websites are amortized on a straight-line basis over an estimated life of three years.

The website development costs of the Company are accounted for in accordance with ASC 350-50, Website Development Costs. These costs are included in intangible assets in the accompanying consolidated financial statements. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company amortizes the capitalized website development costs over an estimated useful life of three years.

Customer lists are amortized on a straight-line basis over three years.

December 31, 2024
Customer lists	$95,796
Less: accumulated amortization	(10,500)
$85,296

Amortization expense for the six months ended December 31, 2024 and 2023 is $10,500 and $0, respectively.

Goodwill

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company performs a goodwill impairment test on at least an annual basis at the reporting unit level. Application of the goodwill impairment test requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. The Company will conduct its annual goodwill impairment test as of June 30 of each year or more frequently if indicators of impairment exist. The Company periodically analyzes whether any such indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include a sustained significant decline in our stock price and market capitalization, a significant adverse change in legal factors or in the business climate, unanticipated competition and/or slower expected growth rates, adverse actions or assessments by a regulator, among others. The Company compares the fair value of its reporting unit to its respective carrying value, including related goodwill.

Revenue recognition

The Company recognizes revenue under the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer
●	Step 2: Identify the performance obligations in the contract
●	Step 3: Determine the transaction price
●	Step 4: Allocate the transaction price to the performance obligations in the contract
●	Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company generates revenue through temporary workforce services, sale of specialty coffee and beverages, mining pools fees and liquidity pool fees.

Temporary Workforce Service

Temporary workforce service revenues are recognized when services are rendered.

F-7

Mining Pools

The Company earns transaction fees with its crypto mining machines by validating requesting customers’ transactions to a distributing ledger. We joined a mining pool and receive a pro-rata share of a bitcoin award for completing a blockchain.

The Company has entered into digital asset mining pools by executing an agreement with one mining pool operator The agreement is terminable at any time by either party. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are immaterial and are recorded as a deduction from revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the quoted price of the related cryptocurrency at the time of receipt.

Liquidity Pools

Liquidity pools are a collection of digital assets locked in a smart contract that provide liquidity to decentralized exchanges. Liquidity allows digital assets to be converted to cash quickly and efficiently without drastic price swings. An important component of a liquidity pool are automated market makers (“AMMs”). An AMM is a protocol that uses liquidity pools to allow digital assets to be traded by a mathematical formula rather than though a traditional market of buyers and sellers.

The Company earns fees by providing liquidity on Uniswap V2 and Uniswap V3. The Company earns fees proportionate to the liquidity they have supplied to the exchange. The fee for each trade is set at 0.05% for stable coins, 0.3% for most pairs and 1.0% for exotic pairs. The fees earned by the Company depend on the risk characteristics of each pair of tokens selected and the price range liquidity is provided. Uniswap V2 requires users to provide liquidity over the entire price curve, whereas Uniswap V3 provides users with liquidity over a price range.

Revenue is recognized from liquidity pools when the award is claimed and deposited in the Company wallet. The transaction consideration the Company receives is noncash in the form of digital assets. Revenue is measured at the fair value of the digital asset awards received.

Staking Rewards

Staking rewards are granted to holders of a crypto asset when the holders lock up that crypto asset as collateral to secure fairness when validating transactions or other network actions.

The Company participates in networks with proof-of-stake consensus algorithms, through creating or validating blocks on the network. In exchange for participating in the consensus mechanism of these networks, the Company earns rewards in the form of the native token of the network. Each block creation or validation is a performance obligation. Revenue is recognized at the point when the block creation or validation is complete and the rewards are transferred into a digital wallet that the Company controls. Revenue is measured based on the number of tokens received and the fair value of the token at contract inception.

Airdrops

Airdrops are the distribution of tokens without compensation generally undertaken with a view of increasing awareness of a new token, to encourage adoption of a new token and to increase liquidity in the early stages of a token project.

The Company recognizes crypto assets received through an airdrop if the crypto asset is expected to generate probable future benefit and if the Company is able to support the trading, custody, or withdrawal of these assets.

Airdrops are accounted for in accordance with ASC 610-20, Sales and Transfer of Nonfinancial Assets, Receipt of a airdrops are classified as other income in the statement of operations.

Equipment

Equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Mining equipment	Straight-line over 36 months

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

F-8

Beneficial conversion feature – The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with a non-separated embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The BCF is amortized into interest expense over the life of the related debt.

Related Parties

The Company follows subtopic 850-10 of the ASC for the identification of related parties and disclosure of related party transactions.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and, (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, management evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Deferred Tax Assets and Income Taxes Provision

The Company follows the provisions of ASC 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under ASC 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25-13 also provides guidance on de-recognition, classification, interest, and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carrybacks and carryforwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions are generally the prior three years for federal purposes, and the prior four years for state purposes; however, as a result of the Company’s operating losses, all tax years remain subject to examination by tax authorities.

Net Income (Loss) Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings Per Share. Under the provisions of ASC 260, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, on December 31, 2024 and 2023, we excluded the common stock issuable upon conversion of Series A Convertible Preferred Stock, warrants and shares to be issued of 2,022,620,000 shares and 2.321.620.000 shares, respectively, as their effect would have been anti-dilutive.

F-9

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of ASC for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arms-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only three operating segments: digital assets, specialty coffee and beverages and temporary workforce services.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is currently evaluating the provisions of the amendments and the impact on its financial statements.

In December 2023, the FASB issued ASU No. 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60), Accounting for and Disclosure of Crypto Assets, that changes the accounting for crypto assets from a cost-less-impairment model to fair value, with changes recognized in net income each reporting period. The ASU also requires enhanced disclosures including, among other things, the name, cost basis, fair value, and number of units for each significant holding, and a rollforward of annual activity including additions, dispositions, gains, and losses. The Company will adopt the amendments in this ASU for its fiscal year beginning on July 1, 2025. The ASU requires a cumulative-effect adjustment to the opening balance of retained earnings as of adoption. The Company is evaluating the impact that this ASU will have on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the provisions of the amendments and the impact on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – DIGITAL ASSETS HELD, NET OF IMPAIRMENT

Digital assets held; net of impairment have consisted of:

Balance, June 30, 2024	$35,741

Purchase of digital assets	99,203
Proceeds from sale of digital assets	(205,428)
Realized gain on sale/ exchange of digital assets held	10,530
Other gain (loss)	(14,170)
Acquired digital assets by mining pools and other digital rewards	141,192
Digital assets used to pay deposit and expenses	(40,466)
Impairment charges	(8,695)
Balance, December 31, 2024	$17,907

As of December 31, 2024, the Company’s holdings of digital assets held, net of impairment comprise of:

	Units held	Carrying value, at cost less impairment
Cryptocurrency
BTC	0.27	$16,552
ETH	0.52	1,227
Other		128
		$17,907

F-10

NOTE 4 – EQUIPMENT

	Cost	Accumulated Depreciation	December 31, 2024 Net Book Value	June 30, 2024 Net Book Value
Mining equipment	$438,046	$97,770	$340,276	$384,723

Depreciation expense for six months ended December 31, 2024 and 2023 was $44,448 and $20,761, respectively.

NOTE 5 – CUSTOMER LISTS, NET

On September 27, 2024, the Company (by and through its subsidiary, Epic Labor, Inc., a Wyoming corporation) entered into an Asset Purchase Agreement (“Agreement”) with Epic Labor Inc. a Georgia corporation (“Seller”). Mr. Schadel is the Chief Executive Officer of the Seller. Also, Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Under the terms of the Agreement, the Seller sold its customer lists in the markets of Nashville and Knoxville, Tennessee connected to temporary workforce services. In consideration for the customer lists, the Company agreed to pay $88,800 in cash in monthly installment of $7,400 over the next twelve months and assume trade payable liabilities totaling $6,996.

The determination of the estimated fair value of the acquired assets and liabilities assumed required management to make significant estimates and assumptions. We determined fair value by applying established valuation techniques, based on information that management believed to be relevant to this determination. The following table summarizes the purchase price allocation of the fair value of the assets acquired and liabilities assumed at the date of purchase:

Customer lists	$95,796
Net assets acquired	$95,796

Due to Epic Labor Inc, a Georgia corporation	$88,800
Assumption of trade payable liabilities	6,996
Consideration paid	$95,796

NOTE 6 – IDENTIFIED INTANGIBLE ASSETS

Intangible assets comprise website development and design which are recorded at cost.

	December 31, 2024	June 30, 2024

Website development	$12,500	$12,500
Design	9,000	9,000
	21,500	21,500
Accumulated amortization	(11,349)	(7,765)
Identifiable Intangible Assets	$10,151	$13,735

During the six months ended December 31, 2024 and 2023, $3,584 (comprising website of $2,084 and design of $1,500) and $3,584 (comprising website of $2,084 and design of $1,500, respectively, was recorded as amortization. The Company estimates amortization over the remainder of the current fiscal year is $3,583 and amortization of $6,568 in the second year.

NOTE 7 – DUE TO RELATED PARTIES

On December 31, 2024 and June 30, 2024, $88,800 and $0, respectively, is due to Epic Labor, Inc., a Georgia corporation. The amount is non-interest bearing, unsecured and payable in monthly installments of $7,400. Mr. Ryan Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder, is the owner of Epic Labor, Inc., a Georgia corporation.

On December 31, 2024 and June 30, 2024, $46,001 and $0, respectively, is due to Mr. Ryan Schadel. The amount due is non-interest bearing, unsecured and has no specific terms of repayment.

On December 31, 2024 and June 30, 2024, $25,000 and $0, respectively, is due to Labor Smart, Inc. (“Laborsmart”). Laborsmart is owned by Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The amount due is non-interest bearing, unsecured and has no specific terms of repayment.

F-11

NOTE 8 – LOAN PAYABLE TO FACTOR

The Company entered into a factoring agreement with Encore Funding (“Encore”). Under the terms of factoring agreement, Encore shall have the right, but not the obligation, to purchase accounts receivable of the Company. For each account receivable purchased, the Company pays Encore a 1.5% fee of the total invoice amount we borrow against for the first 30 days plus an additional 0.50% fee of the invoice amount every 10 days for credit and collection services. If the customer does not pay an invoice within 90 days the Company is charged an additional 0.06% fee of the invoice amount per day. In addition, the Company pays various other administrative fees to Encore.

The loan payable to factor with Encore has been treated as a secured financing arrangement. Interest expense related to the factoring arrangement was $26,519 and $0 for the six months ended December 31, 2024 and 2023, respectively.

NOTE 9 – PROMISSORY NOTES

Promissory Note and Common Stock Purchase Warrant

On January 16, 2024 the Company issued a Promissory Note in the principal amount of $230,000 (the “Promissory Note”) for cash to Tom Zarro. The Promissory Note bears interest at the rate of 12.00% per annum. Following the date of issue, 36 monthly principal payments of $6,389 plus any accrued and unpaid interest are due. Any unpaid principal amount and any accrued interest is due on January 16, 2027. The Promissory Note is unsecured and there is no prepayment penalty. In the event the Promissory Note is not paid when due, any outstanding principal and interest will accrue interest of 12% per annum. In conjunction with the issue of the Promissory Note, the Company issued Mr. Zarro a common stock purchase warrant (the “Warrant”). The terms of the Warrant state that, Mr. Zarro may, at any time on or after January 16, 2024 and until January 16, 2029, exercise the Warrant to purchase 1,000,000 shares of the Company’s common stock for an exercise price per share of $0.0003, subject to adjustment as provided in the Warrant.”). The fair value of the Warrant of $45,948 was calculated using volatility of 167%, interest-free rate of 3.95%, nil expected dividend yield and expected life of 5 years. The fair value of the debt and warrant is allocated based on their relative fair values. During the six months ended December 31, 2024 and 2023, $7,092 and $0, respectively, of discount amortization is included in interest expense. On December 31, 2024 and June 30, 2024, there was outstanding principal of $217,222 and $217,222, respectively, an unamortized discount balance of $28,753 and $35,844, respectively, to be amortized through January 2027 and accrued interest payable of $21,809 and $10,853, respectively.

Demand Promissory Note – Related Parties

On November 2, 2023, the Company entered into a Securities Purchase Agreement (the “Meliori SPA”) by and between the Company and Meliori Incorporated (“Meliori”). Meliori is owned by Katelyn Schadel, Ryan Schadel’s adult daughter. Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Ms. Schadel serves as Meliori’s Chief Executive Officer, Secretary, Treasurer and sole director. Pursuant to the terms of the Meliori SPA, the Company issued and sold to Meliori (i) a secured promissory note, in the principal amount of $650,000, for a purchase price of $597,000, reflecting a $53,000 original issue discount (the “Meliori Note”), and (ii) 100,000,000 shares of the Company’s common stock, with a fair value of $83,000 for a purchase price of $1,000. The Company will use the proceeds from the Meliori Note for general working capital and investment purposes. The Company provided typical representations and agreed to standard covenants pursuant to the Meliori SPA. The Meliori SPA does not include any financial covenants. The Meliori Note bears interest at the rate of 12.5% per annum and matures on the fifth anniversary of the issue date, or November 2, 2028. In the event that any amount due under the Meliori Note is not paid as and when due, such amounts will accrue interest at the rate of 14% per year. On the first business day following each annual anniversary of the issue date, the Company agreed to pay Meliori all accrued and unpaid interest thereunder. Such payments may be made in cash, or, at the option of the Company, via the issuance to Meliori of shares of the Company’s common stock. The Company may, in its sole discretion, prepay any amount due and payable under the Meliori Note at any time, without penalty. During the six months ended December 31, 2024, the Company repaid $30,500 of principal in cash and, also, during the six months ended December 31, 2024 and 2023, $11,804 and $4,360, respectively, discount amortization is included in interest expense. On December 31, 2024 and June 30, 2024, there was outstanding principal of $572,000 and $602,500, respectively, an unamortized discount balance of $89,944 and $101,749, respectively, to be amortized through November 2028 and accrued interest payable of $89,476 and $52,164, respectively.

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

Convertible Promissory Notes

On May 10, 2022, the Company issued a Convertible Promissory Note in the principal amount of $20,000 (the “Convertible Promissory Note”), for cash, to Timothy Hackbart. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 10, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of the Holder, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.0005 per share. The closing price of the Company’s common stock was $0.0014 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $20,000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the six months ended December 31, 2024 and 2023, $11,434 and $2,014, respectively, discount amortization is included in interest expense. On December 31, 2024 and June 30, 2024, there was an unamortized discount balance of $0 and $11,434, respectively. On September 24, 2024, the Company fully settled all unpaid principal and interest for $21,546 in cash. The Convertible Promissory Note is paid in full.

Convertible Promissory Notes – Related Party

On May 6, 2022, the Company issued a Convertible Promissory Note in the principal amount of $100,000 (the “Convertible Promissory Note”), for cash, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 6, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.0005 per share. The closing price of the Company’s common stock was $0.00145 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $100,000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the six months ended December 31, 2024, the Company repaid $1,200 of principal in cash and, also, during the six months ended December 31, 2024 and 2023, $10,077 and $10,077, respectively, discount amortization is included in interest expense. On December 31, 2024 and June 30, 2024, there was outstanding principal of $81,501 and $82,701, respectively, an unamortized discount balance of $46,878 and $56,955, respectively, to be amortized through May 2027 and accrued interest payable of $1,338 and $0, respectively.

F-12

On May 9, 2022, the Company issued a Convertible Promissory Note in the principal amount of $100,000 (the “Convertible Promissory Note”), for cash, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 9, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.0005 per share. The closing price of the Company’s common stock was $0.001415 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $100,0000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the six months ended December 31, 2024 and 2023, $10,076 and $10,076, respectively, discount amortization is included in interest expense. On December 31, 2024 and June 30, 2024, there was outstanding principal of $100,000 and $100,000, respectively, an unamortized discount balance of $47,043 and $57,119, respectively, to be amortized through May 2027 and accrued interest payable of $2,324 and $686, respectively.

NOTE 11 – SHAREHOLDER DEFICIT

Series A Convertible Preferred Stock (“Series A Stock”) Certificate of Designations provides (i) the number of authorized shares will be 100, (ii) each share will have a stated value of $50,000, (iii) each share is convertible into 100,000,000 shares of Company common stock, subject to a 9.99% equity blocker, (iv) shares are non-voting, and (v) shares are not entitled to receive dividends or distributions.

Series X Preferred Stock (“Series X Stock”) Certificate of Designations provides (i) the number of authorized shares will be 51 (ii) each share of Series X Stock shall have a number of votes equal to (A) (i) the total number of issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, multiplied by (ii) 1.041; divided by (B) 51, and thereafter rounded to the nearest whole vote per share of Series X Stock, (iii) shares shall be non-convertible and (iv) shares are not entitled to receive dividends or distributions.

Stock Issued

On September 17, 2024, the Company issued Meliori Incorporated 72,000,000 shares of common stock of the Company for $36,000 in cash.

On September 20, 2024, the Company issued Meliori Incorporated 160,000,000 shares of common stock of the Company for $90,000 in cash.

On September 27, 2024, the Company agreed to issued 54,000,000 shares of common stock of the Company for services with a fair value of $32,400. On October 14, 2024, the Company issued 54,000,000 shares of common stock of the Company to satisfy an obligation to issue shares for services under a commitment incurred on September 27, 2024.

On October 4 2024, the Company issued Mr. Ryan Schadel 36,000,000 shares of common stock of the Company for $18,000 in cash.

On October 10 2024, the Company issued Mr. Ryan Schadel 68,000,000 shares of common stock of the Company for $34,000 in cash.

Meliori Incorporated is owned by Katelyn Schadel, Ryan Schadel’s adult daughter. Mr. Ryan Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder.

Warrants

On March 16, 2022, the Company entered into Stock Purchases Agreements whereby the Company issued 22 shares to Series A Stock and various Warrants for $1,100,000 in cash. The Warrants comprise 2,200,000 Company common stock issuable at $0.0013 per share, 2,200,000 Company common stock issuable at $0.00150 per share and 2,200,000 Company common stock issuable at $0.00175 per share. Upon issuance on March 16, 2022, the Warrant remains exercisable for a period of five years.

On August 12, 2022, the Company issued a common stock purchase warrant in conjunction with a Promissory Note. The Warrant comprises 20,000 Company common stock issuable at $0.00075 per share. Upon issuance on August 12, 2022, the Warrant remains exercisable for a period of three years.

On January 16, 2024, the Company issued a common stock purchase warrant in conjunction with a Promissory Note. The Warrant comprises 1,000,000 Company common stock issuable at $0.00030 per share. Upon issuance on January 16, 2024, the Warrant remains exercisable for a period of five years.

The weighted average remaining legal life of the warrants outstanding on December 31, 2024 is 2.44 years.

Forward Stock Split

On September 13 2024, the Company’s director and shareholders approved an amendment of the Company’s Articles of Incorporation that would effect a 100-for-1 forward stock split of the Company’s common stock and to increase the authorized shares of common stock to 15,000,000,000 shares. The forward split and increase in the authorized shares is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), and the Company will not effect the forward split and the increase in the authorized shares until it is cleared by FINRA.

On December 17, 2024, the “Company amended its articles of incorporation to increase the authorized number of its common shares from six-hundred million (600,000,000) to fifteen billion (15,000,000,000) shares.

On December 20, 2024, the Company announced the approval of a 100 for one forward split, whereby, shareholders of record as of the close of business on October 30, 2024, will have their shares reclassified such that each share of common stock will convert into 100 shares of common stock. This adjustment will take effect after the close of trading on December 23, 2024, with the Company’s common stock beginning to trade on a split-adjusted basis on December 24, 2024.

All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the forward stock split.

F-13

NOTE 12 – SEGMENT REPORTING

An operating segment is defined as a component of an enterprise for which discrete financial information is available and is reviewed regularly by the CODM, or decision-making group, to evaluate performance and make operating decisions. The Company has identified its CODM as its Chief Executive Officer. Based on the methods used by the CODM to allocate resources, the Company has identified three operating segments which meet GAAP segment disclosure requirements, namely digital assets, specialty coffee and beverages and temporary workforce services.

For the Six Months Ended December 31, 2024

	Digital Assets	Specialty Coffee and Beverages	Temporary Workforce Services	Total
Total revenue	$123,328	$6,395	$480,068	$609,791
Segment (loss) profit	$(266,877)	$(28,241)	$(89,859)	$(384,977)

For the Six Months Ended December 31, 2023

	Digital Assets	Specialty Coffee and Beverages	Temporary Workforce Services	Total
Total revenue	$61,282	$4,727	$0	$66,009
Segment (loss) profit	$(225,181)	$(23,912)	$0	$(249,093)

The following table summarizes the Company’s total assets by segment.

	December 31, 2024	June 30, 2024

Digital assets	$380,515	$425,514
Specialty coffee and beverages	16,902	24,616
Temporary workforce services	281,300	0
Total assets	$678,717	$450,130

NOTE 13 – SUBSEQUENT EVENTS

On January 27, 2025, the Company issued Meliori Incorporated 50,000,000 shares of common stock of the Company for $50,000 in cash.

On February 6, 2025, the Company and Ryan Schadel entered into a Redemption and Exchange Agreement, pursuant to which the Company redeemed and exchanged 3,759,829,140 shares of Common Stock for the issuance to Ryan Schadel 51 shares of Series X Preferred Stock.

Meliori Incorporated is owned by Katelyn Schadel, Ryan Schadel’s adult daughter. Mr. Ryan Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder.

F-14

METAVESCO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$4,366	$17,086
Deposits	499	603
Inventory	9,070	7,788
Prepaid expenses	1,996	8,602
Total current assets	15,931	34,079

Digital assets held, net of impairment	35,741	194,229
Equipment, net	384,723	66,616
Intangible assets, net	13,735	41,402
Total assets	$450,130	$336,326

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued liabilities	$87,003	$58,160
Promissory notes, accrued interest (net of debt discount of
$0 and $933, respectively), current portion	93,909	25,170
Promissory notes - related parties, accrued interest (net of debt discount of $0 and $2,386, respectively)	-	164,129
Total current liabilities	180,912	247,459

Long-term liabilities
Promissory note, accrued interest (net of debt discount of $35,844 and $0, respectively) less current portion	98,322	-
Promissory notes - related parties, accrued interest (net of debt discount of $101,749 and $0, respectively)	552,915	-
Convertible promissory note, accrued interest (net of debt discount of $11,434 and $15,442, respectively)	9,959	5,299
Convertible promissory notes - related party, accrued interest (net of debt discount of $114,074 and $228,542, respectively)	69,312	77,167
Total long-term liabilities	730,508	82,466
Total liabilities	911,420	329,925
Stockholders’ (Deficit) Equity
Preferred stock: $0.0001 par value; 20,000,000 shares authorized	-	-
Series A Convertible Preferred Stock: $0.0001 par value; 100 shares designated; 20 and 22 shares issued and outstanding at June 30, 2024 and 2023, respectively	-	-
Common stock: $0.0001 par value; 600,000,000 shares authorized; 69,322,140 and 66,322,140 shares issued and outstanding at June 30, 2024 and 2023, respectively	6,932	6,632
Additional paid-in capital	19,738,464	19,609,816
Shares to be issued	9,000	9,000
Accumulated deficit	(20,215,686)	(19,619,047)
Total stockholders’ (deficit) equity	(461,290)	6,401
Total liabilities and stockholders’ (deficit) equity	$450,130	$336,326

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Years ended June 30,
	2024	2023
Revenue
Mining pool fees	$352,165	$18,911
Liquidity pool fees	7,323	102,403
Staking rewards	23	5,348
Sales	7,966	425
Total revenue	367,477	127,087
Expense
Administrative expenses	637,301	313,539
Interest expense	241,634	97,432
Impairment of digital assets held	80,368	591,125
Impairment of equipment	44,058
Impairment of goodwill		257,353
Total expense	1,003,36	1,259,449
Other income
Other rewards	4,816	12,900
Realized gains on sale/ exchange of digital assets held	81,875	546,617
Other net gains	(47,446)	-
Total other income	39,245	559,517
Net loss	$(596,639)	$(572,845)
Net loss per share - basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding - basic
and diluted	67,037,987	61,183,783

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the years ended June 30, 2024 and 2023

(Unaudited)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at June 30, 2023	22	$-	66,322,140	$6,632	$19,609,816	$9,000	$(19,619,047)	$6,401
Warrants issued in conjunction with promissory
note	-	-			45,948			45,948
Shares to be issued	-	-	-	-	-	83,000	-	83,000
Issue of common stock	-	-	1,000,000	100	82,900	(83,000)	-	-
Series A Stock converted into shares of common
stock	(2)	-	2,000,000	200	(200)	-	-	-
Net loss	-	-	-	-	-	-	(596,639)	(596,639)
Balance at June 30, 2024	20	$-	69,322,140	$6,932	$19,738,464	$9,000	$(20,215,686)	$(461,290)

	Series A Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional paid-in	Shares to be	Accumulated	Total stockholders’
	Shares	Par Value	Shares	Par Value	capital	issued	deficit	equity
Balance at June 30, 2022	22	$-	60,822,140	$6,082	$19,384,450	$-	$(19,046,202)	$344,330
Shares issued for website	-	-	500,000	50	17,950	-	-	18,000

Shares issued for investment in Boring Brew LLC and Bored Coffee Lab LLC	-	-	5,000,000	500	239,500	-	-	240,000
Warrants	-	-	-	-	7,916	-	-	7,916
Shares to be issued	-	-	-	-	-	9,000	-	9,000
Beneficial conversion feature	-	-	-	-	(40,000)	-	-	(40,000)
Net loss	-	-	-	-	-	-	(572,845)	(572,845)
Balance at June 30, 2023	22	$-	66,322,140	$6,632	$19,609,816	$9,000	$(19,619,047)	$6,401

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

METAVESCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Years ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(596,639)	$(572,845)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of intangible assets	7,168	597
Depreciation	71,217	10,143
Impairment of digital assets held	80,368	591,125
Impairment of equipment	44,058	-
Impairment of goodwill	-	257,353
Realized gain on sales/ exchange digital assets held	(81,875)	(546,617)
Other net gains	47,446	-
Digital assets received as revenue and other rewards	(364,327)	(139,562)
Digital assets paid for expenses	50,791	46,557
Non-cash interest expense	241,634	88,422
Gain on settlement of debt	-	(55)
Write-off of website costs	20,499	-
Changes in operating assets and liabilities:
Decrease (increase) in deposit	103	(359)
Increase in inventory	(1,282)	(2,585)
Decrease in prepaid	6,605	11,481
Increase in accounts payable and accrued liabilities	28,845	57,482
Net cash used in operating activities	(445,389)	(198,863)

Cash Flows from Investing Activities:

Purchase of digital assets held	(100,862)	(55,000)
Sale of digital assets held	526,947	232,206
Purchase of fixed assets	(433,382)	(4,664)
Purchase of website	-	(2,499)
Investment in Boring Brew LLC and Bored Brew Lab LLC	-	(9,245)
Net cash provided by (used in) investing activities	(7,297)	160,798
Cash Flows from Financing Activities:
Advances from Labor Smart Inc. - related party	24,349	-
Repayment of advances from Labor Smart Inc. - related party	(24,349)	-
Proceeds from issuance of promissory note payable	230,000	25,000
Proceeds from issuance of promissory note payable - related party	627,000	50,000
Repayment of promissory note payable	(87,212)	-
Repayment of promissory note payable - related party	(330,822)	-
Repayment of convertible notes payable - related party	-	(20,000)
Repayment of advances	-	(35,000)
Issuance of common stock to be issued	1,000	-
Net cash provided by financing activities	439,966	20,000
Net change in cash and cash equivalents	(12,720)	(18,065)
Cash and cash equivalents, beginning of year	17,086	35,151
Cash and cash equivalents, end of year	$4,366	$17,086
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest paid	$24,579	$9,010
Income taxes paid	$-	$-
Non-cash Investing and Financing Activities
Purchase of digital assets held with other digital assets	$984,558	$6,941,826
Proceeds from sale of digital assets for other digital assets	$1,470,156	$7,292,387
Shares issued for website	$-	$18,000
Shares issued for investment in Boring Brew LLC and Bored Coffee Lab LLC		$240,000

Shares to be issued in conjunction with the amendment of terms of promissory note - related party	$-	$9,000
Shares to be issued in conjunction with promissory note - related party	$82,000	$-

Intrinsic value of embedded beneficial conversion feature on convertible note payable related party	$-	$40,000
Equipment paid with digital assets	$-	$72,095
Warrants issued in conjunction with promissory note	$45,948	$7,916
Digital assets for payment of promissory note - related party	$-	$7,502
Deposit	$20,858	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

METAVESCO, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2024

NOTE 1 – ORGANIZATION AND OPERATIONS

Metavesco, Inc. (formerly Waterside Capital Corporation) (the “Company”) was incorporated in the Commonwealth of Virginia on July 13, 1993 and was a closed-end investment company licensed by the Small Business Administration (the “SBA”) as a Small Business Investment Company (“SBIC”). The Company previously made equity investments in, and provided loans to, small businesses to finance their growth, expansion, and development. Under applicable SBA regulations, the Company was restricted to investing only in qualified small businesses as contemplated by the Small Business Investment Act of 1958. As a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Company’s investment objective was to provide its shareholders with a high level of income, with capital appreciation as a secondary objective. The Company made its first investment in a small business in October 1996.

On May 28, 2014, with the Company’s consent, the United States District Court for the Eastern District of Virginia, having jurisdiction over an action filed by the SBA (the “Court”), entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment (the “Order”). The Order appointed the SBA receiver of the Company for the purpose of marshaling and liquidating in an orderly manner all of the Company’s assets and entered judgment in favor of the United States of America, on behalf of the SBA, against the Company in the amount of $11,770,722. The Court assumed jurisdiction over the Company and the SBA was appointed receiver effective May 28, 2014.

The Company effectively stopped conducting an active business upon the appointment of the SBA as the receiver and the commencement of the court-ordered receivership (the “Receivership”). Over the course of the Receivership, the activity of the Company was limited to the liquidation of the Company’s assets by the receiver and the payment of the proceeds therefrom to the SBA and for the expenses of the Receivership. On June 28, 2017, the Receivership was terminated with the entry of a Final Order by the Court. The Final Order specifically stated that “Control of Waterside shall be unconditionally transferred and returned to its shareholders c/o Roran Capital, LLC (“Roran”) upon notification of entry of this Order”. Upon termination of the Receivership, Roran took possession of all books and records made available to it by the SBA.

The Company filed with the Securities and Exchange Commission (the “SEC”) an application pursuant to Section 8(f) of the Investment Company Act for an order declaring that the Company had ceased to be a registered investment company. On April 22, 2020, the SEC issued an order under Section 8(f) of the Investment Company Act declaring that the Company had ceased to be an investment company. As a result, the Company is now a reporting company under the Securities Exchange Act of 1934, as amended.

On September 2, 2021, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between (i) the Company (ii) Mr. Schadel (“Buyer”) and (iii) Roran. Roran agreed to sell to the Buyer 42,476,660 shares of common stock of the Company held by Roran for a total purchase price of $385,000. In conjunction with the SPA, Roran agreed to forgive all amounts due to Roran by the Company totaling $207,644, which is comprised of convertible note payable – related party, accrued interest payable – related party, and advances from related party. The Buyer acquired 42,476,660 shares of the Company’s Common Stock, representing 69.7% of the issued and outstanding shares of Common Stock. As such, the SPA resulted in a change of control of the Company.

Effective November 29, 2021, the Company converted from a Virginia corporation to a Nevada corporation.

On December 17, 2021, the majority shareholder and board of directors approved an amendment to the amended and restated articles of incorporation that would change the Company’s name from Waterside Capital Corporation to Metavesco, Inc. The name change was effective June 3, 2022, following clearance by the Financial Industry Regulatory Authority (“FINRA”).

In March 2022, the Company commenced operations as a web3 enterprise. The Company generates income as a liquidity provider, via decentralized exchanges such as Uniswap. Additionally, the Company farms tokens via Proof of Stake protocols on decentralized exchanges, as well as centralized exchanges including the Coinbase, Inc. (“Coinbase”) exchange. The Company also invests in what it considers promising non-fungible token (“NFT”) projects and virtual land, primarily on Ethereum virtual machine (“EVM”) protocols.

On June 12, 2023, the Company entered into a Limited Liability Company Interest Purchase Agreement the (“Purchase Agreement”) with Eddy Rodrigeuz (the “Seller”). The Seller is the sole owner of Boring Brew LLC (“Boring”) and Bored Coffee Lab, LLC (“Bored”). Under the terms of the Purchase Agreement, the Seller sold to the Company, all of the outstanding limited liability company interests in Boring and Bored for a total purchase price of $9,245 in cash and 5,000,000 shares of common stock of the Company.

In February 2023, the Company commenced bitcoin mining operations at a hosted facility in Texas, in May 2023, at a hosted facility in Kentucky and in November 2023, at a hosted facility in Iowa.

On November 13, 2023, the Company filed Form 15 with the SEC which terminated its duty to file reports under the Securities Exchange Act of 1934, as amended.

Going Concern

The Company’s consolidated financial statements have been prepared in accordance with GAAP applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended June 30, 2024, the Company incurred a net loss of $596,639 and used cash in operating activities of $445,389, and on June 30, 2024, had an accumulated deficit of $20,215,686. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that the consolidated financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of debt and its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. The Company expects over the next twelve months, cash held at a consolidated financial institution will be spent on professional fees, transfer agent and other administrative costs. The cash held at Coinbase will be deployed to purchase crypto assets to generate staking rewards and liquidity pool fees. We hope to pay some of our suppliers and contractors in crypto assets in the coming months. However, there can be no assurance we will be able to pay any of our suppliers and contractors in digital assets.

F-19

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year-End

The Company elected June 30 as its fiscal year-end date.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (1) Boring Brew LLC (2) Bored Coffee Lab, LLC and (3) Epic Labor, Inc. All significant intercompany transactions are eliminated.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Significant matter requiring use of estimates and assumptions include, but may not be limited to, evaluation of impairment of digital assets, equipment, identifiable intangible assets and goodwill, recognition and valuation of revenue, valuation allowance for deferred tax assets and fair value used in business acquisitions..

Actual results could differ from those estimates.

Business Acquisitions

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured at the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by the Company and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated income statements.

Cash and cash equivalents

Cash and cash equivalents include cash and interest-bearing highly liquid investments held at financial institutions, cash on hand that is not restricted as to withdrawal or use with an initial maturity of three months or less, and cash held in accounts at crypto trading venues. On June 30, 2024, $3,681 of cash was at held a financial institution which is a member of the Federal Deposit Insurance Corporation (“FDIC”) and $685 was held at Coinbase. The contract with Coinbase requires USD balances in a client’s fiat wallet be held in an omnibus custodial account for the benefit of Coinbase’s customers. These accounts are either omnibus bank accounts insured by the FDIC (currently up to $250,000 per entity) or trust accounts holding short term U.S. treasuries.

Digital Assets

Digital assets held by the Company are accounted for as intangible assets with indefinite useful lives and are initially measured at cost. The Company assigns costs to transactions on a first-in, first-out basis (FIFO).

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital assets at the time its fair value is being measured.

Tokens are subject to impairment losses if the fair value of a token decreases below the carrying value at any time during the period. The fair value is measured using the quoted price in the principal market of the tokens. The Company currently obtains the quoted price of tokens from www.cryptocompare.com.

Liquidity pool tokens and NFTs are subject to impairment losses if the fair value of a token decreases below the carrying value at the end of each quarterly accounting period. The fair value of liquidity pool tokens is based on the quoted price on the last day of the quarter at 4PM Eastern Time. The fair value of NFTs is based on the average trading price on the last day of each quarter.

Impairment for liquidity pool tokens and NFTs is assessed quarterly due to each token being a unique asset and due to the illiquid markets in which these tokens trade. The Company is continuously reviewing available markets and information and its methodology when determining the fair value of digital assets.

F-20

The Company currently reviews quoted prices of its liquidity pool tokens, NFTs and comparable tokens at https://uniswap.org/ and https://opensea.io. Impairment expense is reflected in total expense in the consolidated statements of operations. Subsequent reversal of impairment losses is not permitted.

The sales of digital assets held are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in other income (expense) in the consolidated statements of operations.

Identifiable Intangible Assets

Identifiable intangible assets consist primarily of design and websites. These assets are tested for impairment using undiscounted cash flow methodology annually and whenever there is an indicator of impairment. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Several impairment indicators are beyond the Company’s control and determining whether or not they will occur cannot be predicted with any certainty. Design and websites are amortized on a straight-line basis over an estimated life of three years.

The website development costs of the Company are accounted for in accordance with ASC 350-50, Website Development Costs. These costs are included in intangible assets in the accompanying consolidated financial statements. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company amortizes the capitalized website development costs over an estimated useful life of three years.

Goodwill

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company performs a goodwill impairment test on at least an annual basis at the reporting unit level. Application of the goodwill impairment test requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. The Company will conduct its annual goodwill impairment test as of June 30 of each year or more frequently if indicators of impairment exist. The Company periodically analyzes whether any such indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include a sustained significant decline in our stock price and market capitalization, a significant adverse change in legal factors or in the business climate, unanticipated competition and/or slower expected growth rates, adverse actions or assessments by a regulator, among others. The Company compares the fair value of its reporting unit to its respective carrying value, including related goodwill.

A goodwill impairment charge of $257,353 was recorded as of June 30, 2023. The impairment of goodwill was due to the inability of the Company to identify future cash flows with suitable reliability associated with Boring Brew LLC and Bored Coffee Lab LLC acquired on June 12, 2023. See Note 3 – Business Acquisition.

Opening balance on June 30, 2022	$0
Purchase of goodwill	257,353
Impairment of goodwill	(257,353)
Closing balance on June 30, 2023	$0

Revenue recognition

The Company recognizes revenue under the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer
●	Step 2: Identify the performance obligations in the contract
●	Step 3: Determine the transaction price
●	Step 4: Allocate the transaction price to the performance obligations in the contract
●	Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company generates revenue through liquidity pools and staking rewards.

Liquidity Pools

Liquidity pools are a collection of digital assets locked in a smart contract that provide liquidity to decentralized exchanges. Liquidity allows digital assets to be converted to cash quickly and efficiently without drastic price swings. An important component of a liquidity pool are automated market makers (“AMMs”). An AMM is a protocol that uses liquidity pools to allow digital assets to be traded by a mathematical formula rather than though a traditional market of buyers and sellers.

The Company earns fees by providing liquidity on Uniswap V2 and Uniswap V3. The Company earns fees proportionate to the liquidity they have supplied to the exchange. The fee for each trade is set at 0.05% for stable coins, 0.3% for most pairs and 1.0% for exotic pairs. The fees earned by the Company depend on the risk characteristics of each pair of tokens selected and the price range liquidity is provided. Uniswap V2 requires users to provide liquidity over the entire price curve, whereas Uniswap V3 provides users with liquidity over a price range.

Revenue is recognized from liquidity pools when the award is claimed and deposited in the Company wallet. The transaction consideration the Company receives is noncash in the form of digital assets. Revenue is measured at the fair value of the digital asset awards received.

F-21

Mining Pools

The Company earns transaction fees with its crypto mining machines by validating requesting customers’ transactions to a distributing ledger. We joined a mining pool and receive a pro-rata share of a bitcoin award for completing a blockchain.

The Company has entered into digital asset mining pools by executing an agreement with one mining pool operator The agreement is terminable at any time by either party. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are immaterial and are recorded as a deduction from revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the quoted price of the related cryptocurrency at the time of receipt.

Staking Rewards

Staking rewards are granted to holders of a crypto asset when the holders lock up that crypto asset as collateral to secure fairness when validating transactions or other network actions.

The Company participates in networks with proof-of-stake consensus algorithms, through creating or validating blocks on the network. In exchange for participating in the consensus mechanism of these networks, the Company earns rewards in the form of the native token of the network. Each block creation or validation is a performance obligation. Revenue is recognized at the point when the block creation or validation is complete and the rewards are transferred into a digital wallet that the Company controls. Revenue is measured based on the number of tokens received and the fair value of the token at contract inception.

Airdrops

Airdrops are the distribution of tokens without compensation generally undertaken with a view of increasing awareness of a new token, to encourage adoption of a new token and to increase liquidity in the early stages of a token project.

The Company recognizes crypto assets received through an airdrop if the crypto asset is expected to generate a probable future benefit and if the Company is able to support the trading, custody, or withdrawal of these assets.

Airdrops are accounted for in accordance with ASC 610-20, Sales and Transfer of Nonfinancial Assets, Receipt of a airdrops are classified as other income in the statement of operations.

Equipment

Equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Mining equipment	Straight-line over 36 months

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Beneficial conversion feature – The issuance of the convertible debt generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with a non-separated embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The BCF is amortized into interest expense over the life of the related debt.

Related Parties

The Company follows subtopic 850-10 of the ASC for the identification of related parties and disclosure of related party transactions.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and, (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-22

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, management evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Deferred Tax Assets and Income Taxes Provision

The Company follows the provisions of ASC 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under ASC 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25-13 also provides guidance on de-recognition, classification, interest, and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carrybacks and carryforwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions are generally the prior three years for federal purposes, and the prior four years for state purposes; however, as a result of the Company’s operating losses, all tax years remain subject to examination by tax authorities.

Net Income (Loss) Per Common Share

The Company computes net income or loss per share in accordance with ASC 260 Earnings Per Share. Under the provisions of ASC 260, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, on June 30, 2024 and 2023, we excluded the common stock issuable upon conversion of Series A Convertible Preferred Stock and warrants to 27,620,000 shares and 28,620,000 shares, respectively, as their effect would have been anti-dilutive.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of ASC for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arms-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-23

During the year ended June 30, 2024, the Company entered into forward contracts to purchase certain digital assets at an agreed price. The Company paid deposits of SUSD $133,264 to enter into these contracts, withdrew $101,813 from the contracts and realized net losses of $31,451.

Derivative asset
Balance, June 30, 2023	$-
Deposits	133,264
Withdrawals	(101,813)
Realized net losses of futures contracts	(31,451)
Balance, June 30, 2024	$-

Derivative assets (liabilities) are measured at fair value on a recurring basis using Level 2 inputs.

The following tables present assets and liabilities that are measured and recognized at fair value as on a recurring basis:

June 30, 2024
Description	Level 1 $	Level 2 $	Level 3 $
Derivative assets (liabilities)	-	-	-

June 30, 2023
Description	Level 1 $	Level 2 $	Level 3 $
Derivative assets (liabilities)	-	-	-

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. The Company is currently evaluating the provisions of the amendments and the impact on its financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the provisions of the amendments and the impact on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – BUSINESS ACQUISITION

On June 12, 2023, the Company entered into a Limited Liability Company Interest Purchase Agreement (the “Purchase Agreement”) with Eddy Rodrigeuz (the “Seller”). The Seller is the sole owner of Boring Brew LLC (“Boring”) and Bored Coffee Lab, LLC (“Bored”). Under the terms of the Purchase Agreement, the Seller sold to the Company, all of the outstanding limited liability company interests in Boring and Bored. The Company paid the Seller total consideration with a fair value of $249,245, paid as follows: (i) $9,245 in cash and (ii) 5,000,000 shares of the Company’s common stock at a fair value of $240,000 ($0.048 per share based on the closing price of the Company common stock on June 12, 2023).

Assets acquired and liabilities assumed in the Agreement were recorded on the Company’s Consolidated Balance Sheet as of the acquisition date of June 12, 2023 based upon their estimated fair values. The results of operations of businesses acquired by the Company have been included in the statements of operations since the date of acquisition. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed were allocated to goodwill.

The preliminary allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below:

Fair value of assets acquired and liabilities assumed
Deposit	$244
Inventory	5,203
Design	9,000
Web development	12,500
Goodwill	257,353
Advances payable	(35,055
Purchase Price	$249,24

F-24

Unaudited pro forma results of operations information for the years ended June 30, 2023 and 2022 as if the Company and the entities described above had been combined on July 1, 2021 are as follows. The pro forma results include estimates and assumptions which management believes are reasonable. The pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities and are not necessarily indicative of the results that would have occurred if the business combinations had been in effect on the dates indicated, or which may result in the future.

	For the Year Ended June 30, 2023		For the Year Ended June 30, 2022
Revenue	$148,182		$82,815
Net loss	$(592,466	)$	(1,124,564)
Net loss per share	$(0.01	)$	(0.02)

NOTE 4 – DIGITAL ASSETS HELD, NET OF IMPAIRMENT

Digital assets held; net of impairment have consisted of:

Digital Assets

Balance, June 30, 2022	$434,642

Purchase of digital assets	6,904,183
Proceeds from sale of digital assets	(7,107,258)
Realized gain on sale/ exchange of digital assets held	546,617
Acquired digital assets by liquidity pools, mining pools and other digital rewards	139,562
Digital assets used to pay prepaid, equipment and expenses	(124,890)
Digital assets used to repay promissory notes	(7,502)
Impairment charges	(591,125)
Balance, June 30, 2023	194,229

Purchase of digital assets	1,484,176
Proceeds from sale of digital assets	(1,883,209)
Realized gain on sale/ exchange of digital assets held	28,236
Acquired digital assets by liquidity pools, mining pools and other digital rewards	364,327
Digital assets used to pay deposit and expenses	(71,650)
Impairment charges	(80,368)
Balance, June 30, 2024	$35,741

F-25

As of June 30, 2024, the Company’s holdings of digital assets held, net of impairment comprise of:

	Units held	Carrying value, at cost less impairment
Cryptocurrency
BTC	0.32	$18,832
INJ	475.53	10,270
OP	2,680.00	4,583
ETH	0.46	1,294
Other		129
		$35,108

Non-Fungible Tokens
Other NFT		$633
		$633

Total digital assets, net of impairment		$35,741

As of June 30, 2023, the Company’s holdings of digital assets held, net of impairment consists of:

	Units held	Carrying value, at cost less impairment
Cryptocurrency
APE	20,356.45	$41,114
ETH	9.94	16,138
BTC	0.61	14,904
JOE	18,990.00	5,481
UNI	933.08	2,816
RBNT	5,567.49	1,733
USDC	1,225.96	1,209
Other		1,880
		$85,275

Liquidity Pool Tokens	2.0	$65,287
Uniswap V3	7,259.56	9,481
CAKE		$74,768

Non-Fungible Tokens
Mutant Ape Yacht Club	1	$13,247
Meebits	2	10,006
Bored Ape Kennel Club	1	5,105
Nakamigos	1	1,555
OnForce 1	1	1,506
Other NFTs		2,767
		$34,186

Total digital assets, net of impairment		$194,229

F-26

NOTE 5 –EQUIPMENT

	Cost	Accumulated Depreciation	June 30, 2024 Net Book Value	June 30, 2023 Net Book Value
Mining equipment	$438,046	$53,323	$384,723	$66,616

On August 22, 2022, the Company made a deposit of $72,095 with USD Coin (“USDC”) to purchase 18 Antminer S19j Pro 100TH Bitcoin mining machines. These machines were deployed, became operational and started to generate revenue on February 7, 2023.

Depreciation expense for year ended June 30, 2024 and 2023 was $71,217 and $10,143, respectively.

Impairment expense, related to the abandonment of mining equipment, for year ended June 30, 2024 and 2023 was $44,058 and $0, respectively.

NOTE 6 – IDENTIFIED INTANGIBLE ASSETS

Intangible assets comprise website development and design which are recorded at cost.

	June 30, 2024	June 30, 2023
Website development	$12,500	$32,999
Design	9,000	9,000
	21,500	41,999
Accumulated amortization	(7,765)	(597)
Identifiable Intangible Assets	$13,735	$41,402

During the year ended June 30, 2023, $7,168 (comprising website of $4,168 and design of $3,000) and $597 (comprising website of $347 and design of $250, respectively, was recorded as amortization. The Company estimates amortization over the next two years is $7,168 per annum and amortization of $6,567 in the third year.

NOTE 7 – PROMISSORY NOTES

Demand Promissory Note and Common Stock Purchase Warrant

On August 12, 2022, the Company issued a Promissory Note in the principal amount of $25,000 (the “Promissory Note”) for cash to Tom Zarro. The Promissory Note bears interest at the rate of 5.00% per annum. Any unpaid principal amount and any accrued interest is due on August 12, 2023. Mr. Zarro may demand payment of all or any portion of the outstanding principal and interest at any time. The Promissory Note is unsecured and there is no prepayment penalty. In the event the Promissory Note is not paid when due, any outstanding principal and interest will accrue interest of 12% per annum. In conjunction with the issue of the Promissory Note, the Company issued Mr. Zarro a common stock purchase warrant (the “Warrant”). The terms of the Warrant state that, Mr. Zarro may, at any time on or after August 12, 2022 and until August 12, 2025, exercise the Warrant to purchase 20,000 shares of the Company’s common stock for an exercise price per share of $0.075, subject to adjustment as provided in the Warrant. The fair value of the Warrant was calculated using volatility of 157%, interest-free rate of 3.18%, nil expected dividend yield and expected life of 3 years. The fair value of the debt and warrant is allocated based on their relative fair values. During the year ended June 30, 2024 and 2023, $933 and $6,983, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $0 and $933, respectively, and accrued interest payable of $0 and $1,103, respectively. On November 3, 2023, the Company made a payment in the amount of $26,934 to Tom Zarro, representing the principal and accrued interest due and payable pursuant to the Promissory Note as of such date. Accordingly, the Promissory Note was paid in full and terminated on November 6, 2023.

F-27

Promissory Note and Common Stock Purchase Warrant

On January 16, 2024 the Company issued a Promissory Note in the principal amount of $230,000 (the “Promissory Note”) for cash to Tom Zarro. The Promissory Note bears interest at the rate of 12.00% per annum. Following the issue date, 36 monthly principal payments of $6,389 plus any accrued and unpaid interest are due. Any unpaid principal amount and any accrued interest is due on January 16, 2027. The Promissory Note is unsecured and there is no prepayment penalty. In the event the Promissory Note is not paid when due, any outstanding principal and interest will accrue interest of 12% per annum. In conjunction with the issue of the Promissory Note, the Company issued Mr. Zarro a common stock purchase warrant (the “Warrant”). The terms of the Warrant state that, Mr. Zarro may, at any time on or after January 16, 2024 and until January 16, 2029, exercise the Warrant to purchase 1,000,000 shares of the Company’s common stock for an exercise price per share of $0.03, subject to adjustment as provided in the Warrant.”). The fair value of the Warrant of $45,948 was calculated using volatility of 167%, interest-free rate of 3.95%, nil expected dividend yield and expected life of 5 years. The fair value of the debt and warrant is allocated based on their relative fair values. During the year ended June 30, 2024, the Company repaid $12,778 in cash and, also, during the year ended June 30, 2024 and 2023, $10,104 and $0, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $35,844 and $0, respectively, to be amortized through January 2027 and accrued interest payable of $10,853 and $0, respectively.

Demand Promissory Note – Related Parties

On October 18, 2021, the Company issued a Promissory Note in the principal amount of $100,000 (the “Promissory Note”) for cash to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Promissory Note bears interest at the rate of 0.01% per annum. Any unpaid principal amount and any accrued interest was due on October 18, 2022. On August 29, 2022, the Company entered into an Amendment to Promissory Note, dated August 29, 2022, with the Holder. Pursuant to the terms of the note amendment, the maturity date of the Promissory Note was extended to October 23, 2023, and the interest rate of the Promissory Note was increased to 5% as of and following August 29, 2022. As consideration for extension of the maturity date, the Company agreed to issue to Mr. Schadel 150,000 shares of the Company’s common stock with a fair value of $9,000. These shares were payable and reported as shares to be issued as of the date of this Report. The note amendment resulted in a change in the cash flows of less than 10%. Therefore, the Promissory Note is not considered to be substantially different in accordance with ASC 470-50-10-10 and applied the modification accounting model in accordance with ASC- 50-40-17 (b). During the year ended June 30, 2024, the Company made payments of $106,527 to Mr. Schadel, representing the principal and accrued interest due and payable pursuant to the Promissory Note. During the year ended June 30, 2024 and 2023, $2,386 and $6,614, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $0 and $2,386, respectively, to be amortized through October 2023 and accrued interest payable of $0 and $2,080, respectively. The Promissory Note was paid in full and terminated on December 26, 2023.

On June 29, 2022, the Company issued a Promissory Note in the principal amount of $40,000 (the “Promissory Note”) for cash to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Promissory Note bears interest at the rate of 0.01% per annum. Any unpaid principal amount and any accrued interest is due on June 29, 2023. Mr. Schadel may demand payment of all or any portion of the outstanding principal and interest at any time. The Promissory Note is unsecured and there is no prepayment penalty. During the year ended June 30, 2023, digital assets with a fair value of $7,502 was transferred to the Promissory Note holder to repay principal. During the year ended June 30, 2024, the Company made payments of $32,503 to Mr. Schadel, representing the principal and accrued interest due and payable pursuant to the Promissory Note. On June 30, 2024 and 2023, there was accrued interest payable of $0 and $1, respectively. The Promissory Note was paid in full and terminated on November 9, 2023.

On August 12, 2022, the Company issued a Promissory Note in the principal amount of $50,000 (the “Promissory Note”) for cash to Labor Smart, Inc. (“Laborsmart”). Laborsmart is owned by Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Promissory Note bears interest at the rate of 5.00% per annum. Any unpaid principal amount and any accrued interest is due on August 12, 2024. Laborsmart may demand payment of all or any portion of the outstanding principal and interest at any time. The Promissory Note is unsecured and there is no prepayment penalty. In the event the Promissory Note is not paid when due, any outstanding principal and interest will accrue interest of 12% per annum. During the year ended June 30, 2023, the Company repaid $20,000 in cash for principal. During the year ended June 30, 2024, the Company repaid $32,426 in cash for principal and interest due and payable pursuant to the Promissory Note. On June 30, 2024 and 2023, there was accrued interest payable of $0 and $1,936, respectively. The Promissory Note was paid in full and terminated on November 17, 2023.

On July 10, 2023, the Company issued a Promissory Note in the principal amount of $30,000 (the “Promissory Note”) for cash to Restore Franchise Group, LLC (“Restore”). Restore is owned by Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Promissory Note bears interest at the rate of 3.00% per annum. Any unpaid principal amount and any accrued interest is due on July 10, 2024. During the year ended June 30, 2024, the Company repaid $30,485 in cash for principal of $30,000 and interest $485 due and payable pursuant to the Promissory Note. The Promissory Note is unsecured. The Promissory Note was paid in full and terminated on May 14, 2024.

On November 2, 2023, the Company entered into a Securities Purchase Agreement (the “Meliori SPA”) by and between the Company and Meliori Incorporated (“Meliori”). Meliori is owned by Katelyn Schadel, Ryan Schadel’s adult daughter. Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Ms. Schadel serves as Meliori’s Chief Executive Officer, Secretary, Treasurer and sole director. Pursuant to the terms of the Meliori SPA, the Company issued and sold to Meliori (i) a secured promissory note, in the principal amount of $650,000, for a purchase price of $597,000, reflecting a $53,000 original issue discount (the “Meliori Note”), and (ii) 1,000,000 shares of the Company’s common stock, with a fair value of $83,000 for a purchase price of $1,000. These shares were payable and reported as shares to be issued as of the date of this Report. The Company will use the proceeds from the Meliori Note for general working capital and investment purposes. The Company provided typical representations and agreed to standard covenants pursuant to the Meliori SPA. The Meliori SPA does not include any financial covenants. The Meliori Note bears interest at the rate of 12.5% per annum and matures on the fifth anniversary of the issue date, or November 2, 2028. In the event that any amount due under the Meliori Note is not paid as and when due, such amounts will accrue interest at the rate of 14% per year. On the first business day following each annual anniversary of the issue date, the Company agreed to pay to Meliori all accrued and unpaid interest thereunder. Such payments may be made in cash, or, at the option of the Company, via the issuance to Meliori of shares of the Company’s common stock. The Company may, in its sole discretion, prepay any amount due and payable under the Meliori Note at any time, without penalty. During the year ended June 30, 2024, the Company repaid $47,500 of principal in cash and, also, during the year ended June 30, 2024 and 2023, $33,351 and $0, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $101,749 and $0, respectively, to be amortized through November 2028 and accrued interest payable of $52,164 and $0, respectively.

F-28

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

Convertible Promissory Notes

On May 10, 2022, the Company issued a Convertible Promissory Note in the principal amount of $20,000 (the “Convertible Promissory Note”), for cash, to Timothy Hackbart. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 10, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of the Holder, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The closing price of the Company’s common stock was $0.14 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $20,000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the year ended June 30, 2024 and 2023, $4,009 and $3,998, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $11,434 and $15,442, respectively, to be amortized through May 2027 and accrued interest payable of $1,393 and $741, respectively.

Convertible Promissory Notes – Related Party

On March 4, 2022, the Company issued a Convertible Promissory Note in the principal amount of $40,874 (the “Convertible Promissory Note”), for value received being comprised of one bitcoin, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.5% per annum. Any unpaid principal amount and any accrued interest is due on March 4, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The closing price of the Company’s common stock was $0.125 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $40,874 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the year ended June 30, 2024 and 2023, $30,062 and 8,170, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $0 and $30,062 and accrued interest payable of $0 and $659, respectively. The Convertible Promissory Note was paid in full and terminated on February 28, 2024.

On March 10, 2022, the Company issued a Convertible Promissory Note in the principal amount of $59,986 (the “Convertible Promissory Note”), for value received being comprised of 22.86012412 Ether, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on March 10, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The closing price of the Company’s common stock was $0.142 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $59,986 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the year ended June 30, 2024 and 2023, $44,316 and 11,991 respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $0 and $44,316 and accrued interest payable of $0 and $967, respectively. The Convertible Promissory Note was paid in full and terminated on March 15, 2024.

On May 6, 2022, the Company issued a Convertible Promissory Note in the principal amount of $100,000 (the “Convertible Promissory Note”), for cash, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 6, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The closing price of the Company’s common stock was $0.145 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $100,000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the year ended June 30, 2024, the Company repaid $17,299 of principal in cash and, also, during the year ended June 30, 2024 and 2023, $20,044 and $19,989, respectively, discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $56,955 and $76,999, respectively, to be amortized through May 2027 and accrued interest payable of $0 and $1,612, respectively.

On May 9, 2022, the Company issued a Convertible Promissory Note in the principal amount of $100,000 (the “Convertible Promissory Note”), for cash, to Mr. Schadel, the Company’s Chief Executive Officer, sole director and majority stockholder. The Convertible Promissory Note bears interest at the rate of 3.25% per annum. Any unpaid principal amount and any accrued interest is due on May 9, 2027. The Convertible Promissory Note is unsecured and there is no prepayment penalty. At the option of Mr. Schadel, the Convertible Promissory Note is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The closing price of the Company’s common stock was $0.1415 per share on the date the Convertible Promissory Note was issued. As a result of the conversion price being lower than the market price of the Company’s common stock on the date of issuance, the Company recognized a beneficial conversion feature of $100,0000 upon issuance. The Company recorded the beneficial conversion feature as a discount (up to the face amount of the applicable note) to be amortized over the life of the related note. During the year ended June 30, 2024 and 2023, $20,044 and $19,989, respectively, of discount amortization is included in interest expense. On June 30, 2024 and 2023, there was an unamortized discount balance of $57,119 and $77,165, respectively, to be amortized through May 2027 and accrued interest payable of $686 and $1,611, respectively.

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NOTE 9 – SHAREHOLDER DEFICIT

Series A Convertible Preferred Stock (“Series A Stock”) Certificate of Designations provides (i) the number of authorized shares will be 100, (ii) each share will have a stated value of $50,000, (iii) each share is convertible into 1,000,000 shares of Company common stock, subject to a 9.99% equity blocker, (iv) shares are non-voting, and (v) shares are not entitled to receive dividends or distributions.

On April 7, 2023, the Company agreed to issue 500,000 shares of common stock with a fair value of $18,000 for website development services.

On June 12, 2023, the Company agreed to issue 5,000,000 shares of common stock with a fair value of $240,000 for an investment in Boring Brew LLC and Bored Coffee Lab LLC (See Note 3 – Business Acquisition).

On January 26, 2024, the Company issued 1,000,000 shares of common stock to satisfy its obligations for shares to be issued. On May 8, 2024, 2 shares of Series A Stock were converted into 2,000,000 shares of common stock.

Shares to be Issued

In conjunction with the Securities Purchase Agreement by and between the Company and Meliori Incorporated dated November 2, 2023, the Company agreed to issue Meliori Incorporated 1,000,000 shares of common stock of the Company with a fair value of $83,000 (Note 7).

Warrants

On March 16, 2022, the Company entered into Stock Purchases Agreements whereby the Company issued 22 shares to Series A Stock and various Warrants for $1,100,000 in cash. The Warrants comprise of 2,200,000 Company common stock issuable at $0.13 per share, 2,200,000 Company common stock issuable at $0.15 per share and 2,200,000 Company common stock issuable at $0.175 per share. Upon issuance on March 16, 2022, the Warrant remains exercisable for a period of five years.

On August 12, 2022, the Company issued a common stock purchase warrant in conjunction with a Promissory Note. The Warrant comprises 20,000 Company common stock issuable at $0.075 per share. Upon issuance on August 12, 2022, the Warrant remains exercisable for a period of three years.

On January 16, 2024, the Company issued a common stock purchase warrant in conjunction with a Promissory Note. The Warrant comprises 1,000,000 Company common stock issuable at $0.035 per share. Upon issuance on January 16, 2024, the Warrant remains exercisable for a period of five years.

The weighted average remaining legal life of the warrants outstanding on June 30, 2024 is 2.94 years.

Forward Stock Splits

On July 15, 2022, the Company’s director and shareholders approved an amendment of the Company’s Articles of Incorporation that would effect a 10-for-1 forward stock split of the Company’s common stock (the “Forward Split”). The Forward Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), and the Company will not affect the Forward Split until it is cleared by FINRA. On September 7, 2023, the Board ratified the Company’s prior approval, in favor of the implementation of a 10 for 1, stock split of all of the Company’s issued and outstanding common stock and to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 shares of Common Stock to 300,000,000 shares of common stock. On September 11, 2023, the Financial Industry Regulatory Authority, Inc. notified us that the Forward Split would take effect on September 19, 2023. All common stock share and per-share amounts for all periods presented in these unaudited consolidated financial statements have been adjusted retroactively to reflect the Forward Split.

Authorized Shares

On August 8, 2024 the Company’s director and shareholders approved an amendment of the Company’s Articles of Incorporation to increase the authorized shares of common stock, par value $0.0001 per share, of common stock from 300,000,000 shares of common stock to 600,000,000 shares of common stock. Common stock has been presented in these unaudited consolidated financial statements have been adjusted retroactively to reflect the increase in authorized shares of common stock.

NOTE 10 – INCOME TAXES

The Company had no income tax expense due to operating losses incurred for the years ended June 30, 2024 and 2023.

United States

Modifications for net operating losses (NOL): Under Code Section 172(a) the amount of the NOL deduction is equal to the lesser of (a) the aggregate of the NOL carryovers to such year and NOL carrybacks to such year, or (b) 80% of taxable income computed without regard to the deduction allowable in this section. Thus, NOLs are currently subject to a taxable-income limitation and cannot fully offset income. The Act temporarily removes the taxable income limitation to allow an NOL to fully offset income.

Modifications of limitation on business interest: The 2017 Tax Cuts and Jobs Act of 2017 (TCJA) generally limited the amount of business interest allowed as a deduction to 30% of adjusted taxable income. The Act temporarily and retroactively increases the limitation on the deductibility of interest expense under Code Section 163(j)(1) from 30% to 50% for tax years beginning in 2019 and 2020. (Code Section 163(j)(10)(A)(i) as amended by Act Section 2306(a)).

The Company has not recorded the necessary provisional adjustments in the consolidated financial statements in accordance with its current understanding of the CARES Act and guidance currently available as of this filing. But is reviewing the CARES Act potential ramifications.

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The tax effects of temporary differences and tax loss and credit carry forwards that give rise to significant portions of deferred tax assets and liabilities on June 30, 2024 and 2023 are comprised of the following:

	Year Ended June 30, 2024	Year Ended June 30, 2023
Deferred tax assets:
Net-operating loss carryforward	$351,986	$287,503
Total deferred tax assets	351,986	287,503
Valuation allowance	(351,986)	(287,503)
Deferred tax assets, net of allowance	$-	$-

	Year Ended June 30, 2024	Year Ended June 30, 2023
Federal
Current	$-	$-
Deferred	351,986	287,503
State	-	-
Current		-
Deferred	-	-
Change in valuation allowance	(351,986)	(287,503)
Income tax provision	$-	$-

We have a net operating loss (“NOL”) carry forward for U.S. income tax purposes aggregating approximately $1,676,100 as of June 30, 2024, subject to the Internal Revenue Code Section 382/383, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets on June 30, 2024. The valuation allowance increased by approximately $64,483 as of June 30, 2024.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	Year Ended	Year Ended
	June 30, 2024	June 30, 2023
Statutory Federal Income Tax Rate	21%	21%
Non-deductible expenses	(10)%	(16)%
Change in valuation allowance	(11)%	(5)%
Income tax provision	$-	$-

The Company has not identified any uncertain tax positions requiring a reserve as of June 30, 2024.

NOTE 11 – SUBSEQUENT EVENTS

Forward Stock Split

On September 13 2024, the Company’s director and shareholders approved an amendment of the Company’s Articles of Incorporation that would effect a 100- for-1 forward stock split of the Company’s common stock and to increase the authorized shares of common stock to 15,000,000,000 shares. The forward split and increase in the authorized shares is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), and the Company will not effect the forward split and the increase in the authorized shares until it is cleared by FINRA.

Shares to be Issued

In a Stock Purchase Agreement by and between the Company and Meliori Incorporated dated September 11, 2024, the Company agreed to issue Meliori Incorporated 720,000 shares of common stock of the Company for $36,000 in cash

In a Stock Purchase Agreement by and between the Company and Meliori Incorporated dated September 20, 2024, the Company agreed to issue Meliori Incorporated 1,600,000 shares of common stock of the Company for $90,000 in cash

Payment of Convertible Promissory Note

On September 24, 2024 the Company paid $21,546 to extinguish the Convertible Promissory Note issued to Timothy Hackbart.

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PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Description

2.1*	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2021).

2.2*	Certificate of Designations for the Series A Preferred Stock, filed with the Nevada Secretary of State on March 11, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 15, 2022).

2.3*	Certificate of Amendment to the registrant’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2022).

2.4*	Amendment to Articles of Incorporation if the registrant, dated September 11, 2023. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 12, 2023).

2.5*	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2021).

4.1@	Subscription Agreement

6.1*	Securities Purchase Agreement, dated as of September 2, 2021, by and between the Company, Ryan Schadel, and Roran Capital LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on September 9, 2021).

6.2*	Debt Forgiveness Agreement and Cancellation of Note dated September 2, 2021 by and between the Company and Roran Capital LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on September 9, 2021)

6.3*	Promissory Note, dated October 18, 2021, issued by the registrant to Ryan Schadel (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2021).

6.4*	Convertible Promissory Note, dated March 4, 2022, issued by the registrant in favor of Ryan Schadel (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 7, 2022).

6.5*	Convertible Promissory Note, dated March 10, 2022, issued by the registrant in favor of Ryan Schadel (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2022).

6.6*	Securities Purchase Agreement by and among Waterside Capital Corporation and Buyer #1 dated as of March 16, 2022 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.7*	Common Stock Purchase Warrant #1 issued to Buyer #1 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.30 per share (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.8*	Common Stock Purchase Warrant #2 issued to Buyer #1 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.50 per share (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.9*	Common Stock Purchase Warrant #3 issued to Buyer #1 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.75 per share (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.10*	Securities Purchase Agreement by and among Waterside Capital Corporation and Buyer #2 dated as of March 16, 2022 (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

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6.11*	Common Stock Purchase Warrant #1 issued to Buyer #2 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.30 per share (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.12*	Common Stock Purchase Warrant #2 issued to Buyer #2 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.50 per share (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.13*	Common Stock Purchase Warrant #3 issued to Buyer #2 on March 16, 2022 for 1,000,000 shares of Common Stock of Waterside Capital Corporation (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.14*	Securities Purchase Agreement by and among Waterside Capital Corporation and Buyer #3 dated as of March 16, 2022 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.15*	Common Stock Purchase Warrant #1 issued to Buyer #3 on March 16, 2022 for 200,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.30 per share (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.16*	Common Stock Purchase Warrant #2 issued to Buyer #3 on March 16, 2022 for 200,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.50 per share (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.17*	Common Stock Purchase Warrant #3 issued to Buyer #3 on March 16, 2022 for 200,000 shares of Common Stock of Waterside Capital Corporation, at an exercise price of $1.75 per share (incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2022).

6.18*	Convertible Promissory Note, dated May 6, 2022, issued by the registrant in favor of Ryan Schadel (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2022).

6.19*	Convertible Promissory Note, dated May 9, 2022, issued by the registrant in favor of Ryan Schadel (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2022).

6.20*	Note Purchase Agreement, dated May 10, 2022, by and between the registrant and Timothy Hackbart (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2022).

6.21*	Convertible Promissory Note, dated May 10, 2022, issued by the registrant in favor of Timothy Hackbart (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2022).

6.22*	Demand Promissory Note, dated June 29, 2022, issued by the registrant in favor of Ryan Schadel (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 1, 2022).

6.23*	Note Purchase Agreement, dated as of August 12, 2022, by and between Metavesco, Inc. and Laborsmart, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2022).

6.24*	Demand Promissory Note issued on August 12, 2022 by Metavesco, Inc. in favor of Laborsmart, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2022).

6.25*	Securities Purchase Agreement, dated as of August 12, 2022, by and between Metavesco, Inc. and Tom Zarro (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2022).

6.26*	Demand Promissory Note issued on August 12, 2022 by Metavesco, Inc. in favor of Tom Zarro (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2022).

6.27*	Common Stock Purchase Warrant issued on August 12, 2022 by Metavesco, Inc. to Tom Zarro (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the Commission on August 18, 2022).

6.28*	Amendment to Demand Promissory Note, dated as of August 29, 2022, issued by the registrant to Ryan Schadel (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2022).

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6.29*	Limited Liability Company Interest Purchase Agreement effective as of June 13, 2023 by and between Eddy Rodriguez and Metavesco, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2023).

6.30*	Employment Agreement dated June 13, 2023, effective as of June 13, 2023 by and between Eddy Rodriguez and Metavesco, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2023).

6.31*	Employment Agreement Amendment dated June 15, effective as of June 13, 2023 by and between Eddy Rodriguez and Metavesco, Inc. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Commission on June 20, 2023).

6.32*	Loan Agreement, dated as of July 10, 2023, by and between Metavesco, Inc. and Restore Franchise Group, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 12, 2023).

6.33@	Securities Purchase Agreement dated March 21, 2025, between the Company and Pinnacle Consulting Services, Inc.

6.34@	Convertible Promissory Note dated March 21, 2025, $65,000 principal amount, in favor of Pinnacle Consulting Services, Inc.

6.35@	Legal Services Agreement between the Company and Newlan Law Firm, PLLC.

6.36@	Convertible Promissory Note, principal amount $17,500, in favor of NLF Support Services, LLC.

6.37+	Amended Convertible Promissory Note, principal amount $17,500, in favor of NLF Support Services, LLC.

6.38+	Promissory Note, principal amount $750,000, in favor of Meliori Incorporated.

11.1@	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)

12.1@	Opinion of Newlan Law Firm, PLLC Opinion of Newlan Law Firm, PLLC Opinion of Newlan Law Firm, PLLC

99.1*	Final order Approving and Confirming The Receiver’s Final Report, Terminating The Receivership And Discharging The Receiver, as filed in the United States District Court for The Eastern District of Virginia Norfolk Division on 06-28-2017, incorporated by reference to Exhibit 99.1 to the Registrant’s Form 10-K as filed with the Securities and Exchange Commissions on April 12, 2018.

* Incorporated by reference as indicated.

@ Filed previously.

+ Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cumming, State of Georgia, on July 2, 2025.

Metavesco Inc.

By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ryan Schadel	July 2, 2025
Ryan Schadel
President, Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director

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